U.S. SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                             FORM SB-2

       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       WATERLOO VENTURES INC.
                    ---------------------------
        (Exact name of Registrant as specified in its charter)

   NEVADA                 1040                 98-0377027
-------------   ---------------------------   ----------------
(State or other   Standard Industrial           IRS Employer
jurisdiction of   Classification                Identification
incorporation or                                Number
organization)

Waterloo Ventures Inc.
Marshall Bertram, President
355 Burrard Street, Suite 1530
Vancouver, British Columbia,
Canada                                          V3J 5V7
------------------------------                 ----------
(Name and address of principal                 (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                           (604)484-3558
                                           Fax:(604)484-3559
                                               --------------

Approximate date of commencement of
Proposed sale to the public:               as soon as practicable
                                           after
                                           the effective date of this
                                           Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|__|

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|__|

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following.
|_|



                  CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES                      OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
---------------------------------------------------------------------
Common Stock   1,660,000 shares   $0.25       $415,000    38.18
---------------------------------------------------------------------

(1) Based on the last sales price on August 31 , 2002
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated September 27 , 2002
































                            PROSPECTUS
                      WATERLOO VENTURES INC.
                          1,660,000 SHARES
                           COMMON STOCK
                         ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                         ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5 - 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                         ----------------

         The Date Of This Prospectus Is: September 27, 2002

                              Table Of Contents
                                                               PAGE
Summary .......................................................  5
Risk Factors ..................................................  5
Risks Related To Our Financial Condition and Business Model
- -----------------------------------------------------------
  -  If we do not obtain additional financing, our business
     will fail ................................................  5
  -  If we do not complete the required option payments and
     capital expenditure requirements mandated in our option,
     we will lose our interest in the East Red Rock Property
     and our business may fail ................................  5
  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  6
  - Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail ................................................  6
  - Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  7
  -  Even if we discover commercial reserves of precious metals on the East Red Rock Property, we may not be able to
     successfully obtain commercial production ................  7
  -  We need to continue as a going concern if our business is to succeed ...............................................  7

Risks Related To Our Market And Strategy
------------------------------------------
  -  If we do not obtain clear title to the East Red Rock property our business may fail ....................................  7

Risks Related To Legal Uncertainty
- ----------------------------------
  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be
     negatively effected ......................................  7

Risks Related To This Offering
- ------------------------------
    Because our directors own 37.59% of our outstanding stock, they could control and make corporate decisions that may
    be disadvantageous to other minority stockholders  ........ 8

  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail .........................................  8
  - Because management has only limited experience in mineral exploration, our business has a higher risk of failure ... 8
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........  8
  -  If a market for our common stock develops, our stock
     price may be volatile ....................................  9
  -  If the selling shareholders sell a large number of
     shares all at once or in blocks, the market price of our
     shares would most likely decline .........................  9
  -  A purchaser is purchasing penny stock which limits the
     sell the ability to stock ................................  9
Use of Proceeds ............................................... 10
Determination of Offering Price ............................... 10
Dilution ...................................................... 10
Selling Shareholders .......................................... 10
Plan of Distribution .......................................... 13
Legal Proceedings ............................................. 15
Directors, Executive Officers, Promoters and Control Persons .. 16 Security Ownership of Certain Beneficial Owners and Management 17
Description of Securities ..................................... 18
Interest of Named Experts and Counsel ......................... 19
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 19
Organization Within Last Five Years ........................... 20
Description of Business ....................................... 20
Plan of Operations ............................................ 25
Description of Property ....................................... 26
Certain Relationships and Related Transactions ................ 27
Market for Common Equity and Related Stockholder Matters ...... 27
Executive Compensation ........................................ 28
Financial Statements .......................................... 30
Changes in and Disagreements with Accountants ................. 31
Available Information ......................................... 31









                            Summary

Prospective investors are urged to read this prospectus in its entirety.

We are in the business of mineral exploration. To date, we have not conducted any exploration activities. We have obtained an option to acquire a 75% interest in a mineral claim located in the Sudbury Mining Division Province of Ontario, Canada. We refer to these mineral claims as the East Red Rock Property. This option is exercisable by us completing further cash payments to the optionor and by completing minimum required exploration expenditures on the East Red Rock Property.

Our objective is to conduct mineral exploration activities on the East Red Rock Property in order to assess whether the claim possesses commercially exploitable reserves of copper, nickel and or platinum group elements. We have not, as yet, identified any commercially exploitable reserves. Our proposed exploration program is designed to search for commercially exploitable deposits.

We were incorporated on June 18 , 2002 under the laws of the state of Nevada. Our principal offices are located at 355 Burrard Street, Suite 1530 Vancouver, British Columbia, Canada. Our telephone number is (604) 484-3558.

The Offering:

Securities Being Offered     Up to 1,660,000 shares of common stock.
                             The offering price will be determined by market factors and the independent decisions of the selling shareholders.

Offering Price               We will not determine the offering
                             price.
                             The offering price will be determined by market factors and the independent decisions of the selling shareholders.

Terms of the Offering        The selling shareholders will determine
                             when and how they will sell the common
                             stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the
                             1,660,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued             2,660,000 shares of our common stock are
                             issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the
                             sale of the common stock by the selling

Summary Financial Information

Balance Sheet Data       August 31,2002

Cash                          $ 56,871.00
Total Assets                  $ 59,371.00
Liabilities                   $  1,000.00
Total Stockholders' Equity    $ 58,371.00

Statement of Loss and Deficit

                  From Incorporation on
            June 18, 2002 to August 31, 2002

Revenue                           $     0
Net Loss                      $ 20,129.00


                          Risk Factors

An investment in our common stock involves a high degree of risk.
You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

     Risks Related To Our Financial Condition And Business Model

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUT BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete the exploration of the optioned mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of August 31, 2002, we had cash in the amount of $56,871.00 We currently do not have any operations and we have no income.

Our business plan calls for significant expenses in connection with the exploration of the East Red Rock Property. While we have sufficient funds to conduct phase one of the recommended exploration program on the property, we will require additional financing in
order to complete the full-recommended exploration program.   We will
also require additional financing if the costs of the exploration of our optioned mineral claim are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for gold, copper, nickel and platinum group metals (PGM), investor acceptance of our property, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated.

IF WE DO NOT COMPLETE THE REQUIRED OPTION PAYMENT AND CAPITAL
EXPENDITURE REQUIREMENTS MANDATED IN OUR OPTION, WE WILL LOSE OUR
INTEREST IN THE EAST RED ROCK PROPERTY AND OUR BUSINESS MAY FAIL.

We are obligated to incur exploration expenditures of at least $200,000 on the East Red Rock Property by August 31, 2004 in order to exercise the option and obtain a 75% interest in the property. While our existing cash reserves are sufficient to enable us to complete phase one of the geological exploration program recommended on the East Red Rock Property, we will require substantial additional capital to fund the continued exploration of our property and exercise the option. If we do not incur the exploration expenditures required by the option agreement, we will forfeit our interest in the East Red Rock Property and will have no interest in the property. We have no agreements for additional financing and we can provide no assurance to investors that additional funding will be available to us on acceptable terms, or at all, to continue operations, to fund new business opportunities or to execute our business plan. If we lose our interest in the optioned mineral claim, then there is a substantial risk that our business will fail.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH
RISK OF BUSINESS FAILURE.

We have not even begun the initial stages of exploration of the East Red Rock Property, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on June 18, 2002 and to date have been involved primarily in organizational activities and the acquisition of our property interest. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of the East Red Rock Property and the production of minerals thereon, if any, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING
PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the mineral claims that we have optioned contain commercially exploitable reserves of copper, nickel, gold and platinum group metals (PGM). Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of the optioned mineral properties may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION,
THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT
OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such Liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE
EAST RED ROCK PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY OBTAIN
COMMERCIAL PRDUCTION.

The East Red Rock Property does not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the East Red Rock Property into commercial production. At this time we can provide investors with no assurance that we will be able to obtain such financing.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

The Independent Auditor's Report to our audited financial statements for the period ended August 31,2002, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are: we are in a net loss position; we have not attained profitable operations; and we are dependent upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose their investments.

           Risks Related To Our Market And Strategy

IF WE DO NOT OBTAIN CLEAR TITLE TO THE EAST RED ROCK PROPERTY, OUR BUSINESS MAY FAIL.


While we have obtained a geological report with respect to the East Red Rock Property, this should not be construed as a guarantee of title. The property may be subject to prior unregistered agreements, transfers or native land claims, and title may be affected by undetected defects. The East Red Rock Property has not been surveyed and therefore, the precise location and areas of the properties may be in doubt.

                 Risks Related To Legal Uncertainty

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER
LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict the use of ore. Under the Mining Act of Ontario, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. Also, to operate a working mine, the Environmental Assessment Act may require an environmental review process.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

                  Risks Related To This Offering

BECAUSE OUR DIRECTORS OWN 37.594% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE
DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors, own approximately 37.594% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders. Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE
ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Marshall Bertram is presently required to spend only 25% of his business time on business management services for our company. While Mr. Bertram presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Bertram from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Bertram may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

BECAUSE MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN MINERAL
EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our management has only limited experience in mineral exploration. As a result of this inexperience, there is a higher risk of our being unable to complete our business plan in the exploration and exploitation of our optioned mineral property.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

IF A MARKET FOR OUR COMMON STOCK DEVELOPS, OUR STOCK PRICE MAY BE
VOLATILE.

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

(1)  actual or anticipated variations in our results of operations;
(2)  our ability or inability to generate new revenues;
(3)  increased competition; and
(4)  conditions and trends in the mining industry.

Further, if our common stock is traded on the NASD over the counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.

The selling shareholders are offering 1,660,000 shares of our common stock through this prospectus. The selling shareholders are not restricted in the price they can sell the common stock. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represents approximately 62.406% of the common shares outstanding as of the date of this prospectus.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS THE ABILITY TO
SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.

                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                      Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,660,,000 shares of common stock offered through this prospectus.
These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:


1. 1,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on July 31, 2002;

2. 650,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 20, 2002; and

3. 10,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 31, 2002.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.





                          Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Be Owned         Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering


Abra           200,000      200,000         Nil             Nil
Management Corp.
William Iny
3408 West 28th
Avenue
Vancouver BC
Canada

Rose Albrecht   200,000     200,000         Nil              Nil
817 Taylorwood
Place
West Vancouver
BC Canada

Robert Andrew       500         500         Nil              Nil
850 East 13th
Street
Vancouver BC
Canada

Bruce Benda         500         500         Nil              Nil
1530-355 Burrard
Street
Vancouver BC
Canada

Rosalia Bermejo      500        500         Nil              Nil
7790 Goodlad
Street
Burnaby BC
Canada

Maureen Bourque   80,000     80,000         Nil              Nil
175-609
Truswell Road
Kelowna BC
Canada

Robert Bowman        500        500         Nil              Nil
1880 Walnut
Crescent
Coquitlam BC
Canada

Chris Brown          500        500         Nil              Nil
2206-388
Drake Street
Vancouver BC
Canada





                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Be Owned         Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering


Donna Buch        85,000     85,000         Nil              Nil
978 Fairway
Crescent
Kelowna BC
Canada

Jackson Buch     65,000      65,000         Nil              Nil
3636 Webber
Road
Kelowna BC
Canada

Staci Buch      50,000       50,000         Nil              Nil
972 Fairway
Crescent
Kelowna BC
Canada

Michael         50,000         50,000        Nil            Nil
Checkley
1864 Ethel
Street
Kelowna BC
Canada

Raymond Chow     500             500          Nil             Nil
2445 East 8th
Avenue
Vancouver BC
Canada

Larry Gray    60,000          60,000          Nil             Nil
416 Royal Avenue
Kelowna BC
Canada

John Greenslade  500             500          Nil             Nil
1800-1066 West
Hastings Street
Vancouver BC
Canada

Brenda Hurdle    500             500          Nil             Nil
967 Boyd Avenue
Coquitlam BC
Canada

Joan Lake     45,000            45,000        Nil             Nil
977 Laurel
Avenue
Kelowna BC
Canada


                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Be Owned         Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering



Robert Lake   65,000            65,000        Nil            Nil
404 Rio Drive
South
Kelowna BC
Canada

Linda Lam          500            500       Nil             Nil
3535 Turner
Street
Vancouver BC
Canada

Sylvia McNamee     500            500       Nil             Nil
308-5629 Dunbar
Street
Vancouver BC
Canada

Portfolio      200,000        200,000       Nil             Nil
Investments
Mary Basas
780-650
West Georgia
Street
Vancouver BC
Canada

Trevor Quinn       500             500      Nil             Nil
1-2422 Hawthorne
Avenue
Port Coquitlam BC
Canada

Rahoul Sharan  200,000         200,000      Nil             Nil
2303 Kings Avenue
West Vancouver BC
Canada

Harondel Sibble    500             500      Nil             Nil
204-2596 Oak Street
Vancouver BC
Canada

Natalie Siewert    500             500      Nil             Nil
1324 West 24th
Avenue
North Vancouver
BC Canada

Nadwynn Sing       500             500      Nil             Nil
803-289 Drake
Street
Vancouver BC
Canada
                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Be Owned         Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering


Robert Smith    200,000        200,000      Nil             Nil
1849 Allison
Road
Vancouver BC
Canada

Tevie Smith        500            500      Nil             Nil
1354 Arbutus Street
Vancouver BC
Canada

Lisa St. Laurent 60,000       60,000       Nil             Nil
291 Clifton
Road South
Kelowna BC
Canada

Malcom Stancer   75,000       75,000       Nil            Nil
735 Crest Drive
Kelowna BC
Canada

Anne Tickner        500          500       Nil             Nil
114 Nelson Street
Coquitlam BC
Canada

Maurizio Tosoni     500          500       Nil             Nil
1639 MacPherson
Drive
Port Coquitlam
BC, Canada

Jim Watt            500          500       Nil             Nil
420-625 Howe Street
Vancouver BC
Canada

Jevin Werbes        500          500       Nil             Nil
407-880 South East
Kent Avenue
Vancouver BC
Canada

Brian Zecchez       500          500       Nil             Nil
308 Leroy Street
Coquitlam BC
Canada








The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based 0n 2,660,000 shares of common stock outstanding on the date of this prospectus.

To our knowledge, none of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

                     Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

   1. On such public markets or exchanges as the common stock may from time to time be trading;
   2. In privately negotiated transactions;
   3. Through the writing of options on the common stock;
   4. In short sales; or
   5. In any combination of these methods of distribution.

The sales price to the public may be:

   1. The market price prevailing at the time of sale;
   2. A price related to such prevailing market price; or
   3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

 * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
 * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of
 * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
 * contains a toll-free telephone number for inquiries on disciplinary actions;
 *  defines significant  terms in the disclosure document or in the
 *  conduct of trading penny stocks; and
 *  contains such other information and is in such form  (including
 *  language, type, size, and format)  as the Commission shall require
 *  by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.



                       Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 50 Liberty Street West, Suite 880 Reno Nevada.

    Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age
-----------------------         -----
Marshall Bertram                 63

Barry Whelan                     62

Executive Officers:

Name of Officer                  Age              Office
- --------------------           -----           -------
Marshall Bertram                 63             President and Chief
                                                Executive Officer and
                                                a Director

Barry Whelan                     62             Secretary, Treasurer
                                                 and a Director

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Marshall Bertram: Mr. Bertram is the company's president and chief executive officer. He has had a lengthy career in the natural resource industry spanning some twenty-five years. Mr. Bertram has acted as a director of natural resource companies in the past, and currently consults for natural resource companies. As well, Mr. Bertram is a director of Rampart Resources a public company traded on the TSX Venture Exchange.


     Barry Whelan: Mr. Whelan is the company's secretary and
                      Treasurer. Mr. Whelan is a Geologist
                      has had many years of experience in
                      the mining, exploration, and oil and gas industries. Mr. Whelan is a fellow of the Geological Association of Canada and a member
                      Of the Association of Professional Engineers and Geoscientists of the Province of British Columbia.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

    Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial  Percent
Class         of beneficial owner               ownership      of
                                                            class
_____________________________________________________________________
Common         Marshall Bertram                  500,000
18.797%
Stock          Director, President
               And Chief Executive
               Officer
               15652 Aster Road
               Surrey BC, Canada


Common         Barry Whelan                      500,000
18.797%
Stock          Director, Secretary, Treasurer
               And Chief Financial Officer
               1720 Queens Avenue West
               Vancouver, British Columbia
               Canada

Common         All Officers and Directors       1,000,000
Stock          as a Group that consists of        shares
               two people

The percent of class is based on 2,660,000 shares of common stock issued and outstanding as of the date of this prospectus.

                  Description Of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As of August 31, 2002, there were 2,660,000 shares of our common stock issued and outstanding that are held by stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

          Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Arthur J. Frost, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Morgan & Company, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

              Organization Within Last Five Years

We were incorporated on, June 18, 2002 under the laws of the state of Nevada. On that date, Marshall Bertram and Barry Whelan were appointed as our directors. As well, Mr. Bertram was appointed as our president and chief executive officer, while Mr. Whelan was appointed as our secretary, treasurer and chief financial officer.

                   Description Of Business

In General

We are an exploration stage company. We plan to engage in the acquisition, and exploration of mineral properties and exploit mineral deposits demonstrating economic feasibility. We own an option to acquire an interest in the mineral claim described below under the heading East Red Rock Property option agreement. Our plan of operation is to conduct exploration work on the East Red Rock Property in order to ascertain whether this claim possesses commercially exploitable quantities of copper, nickel, gold and platinum group metals (PGM). There can be no assurance that a commercially exploitable mineral deposit, or reserve, exists in the East Red Rock Property until appropriate exploratory work is done and an economic evaluation based on such work concludes there is economic feasibility.



East Red Rock Property Option Agreement

We have obtained the option to acquire a 75% interest in certain mineral claims situated in the Province of Ontario, Canada. We refer to these mineral claims as the East Red Rock Property. We acquired our interest in the East Red Rock Property pursuant to an agreement dated August 21 , 2002 between Klondike Bay Resources and us. Mr. Terry Loney a Principal of Klondike Bay Resources is the owner of the East Red Rock Property. We paid a cash consideration to Klondike Bay Resources for the grant of the option in the amount of $7,500 on August 21, 2002, concurrent with the execution of the option agreement. The option agreement was negotiated as an arm's length transaction. We are entitled to exercise the option to acquire the 75% interest in the East Red Rock Property when we have:

(A) paid Klondike Bay Resources $7,500 , which we paid upon the execution of the option agreement;

(B) incurred an aggregate of $200,000 in property exploration expenditures on the East Red Rock Property within the following periods:

  (1)  $24,000 by August 31, 2003; and

  (2)  a further $176,000 by August 31, 2004.

In the event that we spend, in any of the above periods, less than the required sum, we may, at our option, pay to Klondike Bay Resources the difference between the amount actually spent and the required exploration expenditure in full satisfaction of the exploration expenditures to be incurred. In the event that we spend, in any period, more than the required sum, then the excess will be carried forward and applied to the required exploration expenditures to be incurred in the subsequent period. If we fail to incur the required exploration expenditures, our option will terminate and we will have no further rights to the East Red Rock Property.

Property exploration expenditures include all costs of acquisition and maintenance of the property, all expenditures on the exploration and development of the property and all other costs and expenses of whatsoever kind or nature, including those of a capital nature, incurred or chargeable with respect to the exploration of the property. In addition, until we have secured a 75% interest in the East Red Rock Property, we are obligated to maintain in good standing the East Red Rock Property by:

  (A) completing and filing assessment work or making of payments in lieu thereof;
  (B) paying any applicable taxes; and
  (C) performancing any other actions necessary to keep the East Red Rock Property free and clear of all liens and other charges.

All payments necessary to maintain the East Red Rock Property in good standing for the next twelve-month period have been made.

Description of the East Red Rock Property
The property comprises four (4) unpatented mining claims in one contiguous block. The relevant claims are numbered:

1249752/15 units, 1249753/3 units, 1249754/2 units, 1249755/2 units and total approximately 352 ha. (hectares) As described above, these claims are located in Scadding Township in Sudbury Mining Division; copies of portions of the claim maps for this area are presented in Figures 2 and 3. The claims were all recorded on April 4, 2001 and are in good standing until the anniversary date in 2003. The claims are registered in the name of Terry Loney.

Location and Access
The Scadding Township area is located in northeastern Ontario, District of Sudbury. The property area lies within NTS 41 I/10. The block of claims, referred to in Section 2.2 below, is approximately centred on UTM coordinates (NAD 83, Zone 17) 538000E and 5169000N or 46 40' N latitude and 80 36' W longitude. In 1980 the magnetic declination in the region was approximately 9 30' West, increasing 5' west annually. T
The Scadding Township area is located approximately 37 km to the northeast of the centre of the City of Sudbury Ontario. The claim block that comprises the property is readily accessible by road: the Kukagami Lake Road an all-weather gravel road used for timber-haulage and forest access leads north from the Trans-Canada Highway #17 to the property area, a distance of approximately 19 km. A bush road from a public landing on Ashigami Lake provides access to the southern end of the property

History of the East Red Rock Property
Geology of the region has been mapped over the years by the agencies of the Ontario Government. This work includes the mapping of Janes, McNish, Pardo and Dana Townships by Bruce (1932), the Ashigami Lake area by Fairbairn (1939), Maclennan and Scadding Townships by Thomson
(1961), Kelly and Davis Townships by Thomson and Card (1963), McNish and Janes Townships by Dressler (1979), the Wanapitei Lake area by Dressler (1982), Falconbridge Township by Dressler (1987) and Street Township by Easton and Murphy (2002). Additional government studies have focused on regional geological compilations (Dressler, 1984; Easton, 2001), mineral occurrences (Gates, 1991), stratigraphy (Debicki, 1990), regional geochemistry (Tardif, 2000) and assessment data inventories (Ontario Geological Survey, 1986; 1987).

Occurrences of native gold have been known since the early 1900s in the Wanapitei Lake region (Fairbairn, 1939). Bruce (1932) suggests that after the discovery of silver mineralization to the north in the Gowganda area much of the region was prospected in an attempt to locate additional deposits. Most of the recorded exploration work on the property was carried out near Ashigami Lake where sulphide mineralization was first discovered circa 1981. The following descriptions of exploration work are taken from Ontario Geological Survey (1986).

The   first  recorded  work  on  the  property  was  by  Bay  Village
Explorations which put down eleven (11) short (40 ft) vertical holes in the vicinity of current claim 1249765 in 1960.

Anglesea Developments Ltd. carried out stripping and trenching and magnetometer and VLF-EM surveying in 1980 and 1981.

Kangoriak Resources Corp. Ltd. flew an airborne magnetometer and EM survey in 1981. This survey covered the southern part of the property near Ashigami Lake.

In 1983 Midnapore Resources Inc. put down four (4) diamond drill holes totaling 1677 ft. in the area just north of Ashigami Lake.

Portions of the property may have been explored by Northgate
Exploration Ltd. in the course of their work on the Scadding Mine property

Geological Report

We have obtained a geological evaluation report on the East Red Rock Property which was prepared by John M. Siriunas P.Eng.of Sudbury, Ontario, Canada. The geological report summarizes the results of the prior exploration in the proximity of the East Red Rock Property and the geological formations on the property.

In his report, Mr. Siriunas concludes that the East Red Rock Property overlies an area that is prospective for the discovery of offset dykes that may contain gold, copper, nickel and platinum group metals
(PGM) mineralization. A dyke is a long and relatively thin body of rock that, while in a molten state, intruded a crack in older rocks. Often such dykes contain higher than normal concentrations of valuable minerals.

Overburden, loose soil that overlies the potentially mineralized rock, has been the main obstacle in exploration of prospective targets on the East Red Rock Property. However, he asserts that improved techniques in geophysical surveys including advances in induced polarization surveys should aid us in current exploration of the property. Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Induced polarization surveys measure various electrical responses to the passage of alternating currents of different frequencies. Readings can indicate the presence of certain types of mineral deposits.

Based on his review of the geological data relating to the East Red Rock Property and surrounding area, Mr. Siriunas recommends proceeding with a two-phase, staged exploration program. The initial phase of the recommended geological work program is comprised of Line cutting, Geophysical surveying of the East Red Rock Property and Prospecting in order to make a preliminary assessment of mineralization. Mr. Siriunas estimates that a budget of $24,000 will be required to support this initial geological work program. The components of the budget are as follows:

PHASE I

Line cutting  40 km @ $US260/km                 $US10,400
Geophysics Magnetics,    VLF-EM
40   km   @   $US150/km                         $US 6,000
Geophysical consulting and interpretation       $US 1,600
Prospecting           40 km @ $US150/km        $US  6,000

                    Subtotal - Phase I          $US24,000







Mr. Siriunas recommended that the second phase of the exploration program consist of geophysical surveys and diamond drilling. The components of the estimated budget of $200,000 are as follows:

PHASE II

Geology
          Mob/demob                            $US  1,500
Mapping, sampling                              $US 16,000
Trenching                                      $US 10,000
Field support                                  $US  6,500
Equipment, supplies, consumables               $US  2,000
Geochemical analyses                           $US  3,000
Compilation, reporting, interpretation         $US  4,000
Geochemistry
Sampling                                       $US 10,000
Analyses                                       $US 22,000
Reporting, interpretation                       $US 4,000
Diamond drilling    1000 m @ $US70/m
(all incl.)                                     $US70,000

                         Subtotal - Phase II   $US149,000
Contingencies                                   $US17,000
                              GST               $US10,000

                              TOTAL            $US200,000


Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals contain in rock located at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content.

Mr. Siriunas concluded in his geological report that the decision to proceed with each subsequent phase of the exploration program should be contingent upon reasonable encouragement having been gained from the results of the previous exploration program.

We have decided to accept the recommendation of the geological report and proceed with this initial geological work program. We will make a decision whether to proceed with phase two of the staged exploration program upon completion of this initial geological work program and an analysis of the results of this first phase of the exploration program by a qualified geologist.

Should we determine at any time not to proceed to the next phase of the geological work program, we will use our remaining operating capital, if any, to obtain an option or options on other mineral claims. Funds will then be used to conduct mineral exploration activities on those claims. It is likely we will need further financing to pay for that exploration.

If we complete both phases of the exploration program and the results of these efforts are positive, we will still have to undertake an extensive and additional exploration program which might consist of further soil sampling, geophysical surveys, trenching or drilling before we will be able to identify commercially-viable reserves. The costs of these subsequent programs will be significantly more than the costs set forth above for the initial two phase exploration program.

Compliance with Government Regulation

We will commence business in Ontario when we commence the first phase of our planned exploration program. We will be required to register as an extra-provincial company under the Ontario Company Act prior to conducting business in Ontario. The anticipated cost of the extra-provincial registration is approximately $500. We have not as yet registered as an extra-provincial company under the Ontario Company Act, but will do so sometime prior to July 31, 2003.

We will be required to conduct all mineral exploration activities in accordance with the Mining Act of Ontario. We will be required to obtain work permits from the Ontario Ministry of Energy Mines and Resources for any exploration work that results in a physical disturbance to the land. We will not be required to obtain a work permit for the first phase of our exploration program as this phase will not involve any physical disturbance. We will be required to obtain a work permit if we proceed with the second phase of our exploration program. There is no charge to obtain a work permit under the Mining Act. We will incur the expense of our consulting geologist to prepare the required submission to the Ministry of Energy Mines and Resources. As the exploration program proceeds to the trenching, drilling and bulk-sampling stages, we will be required to post small bonds and file statements of work with the Ministry of Energy Mines and Resources. We will be required by the Mining Act to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance.

We have budgeted for regulatory compliance costs in the proposed exploration program recommended by the geological report. As mentioned above we will have to sustain the cost of reclamation and environmental mediation for all exploration and other work undertaken.

The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

An environmental review is not required under the Environmental
Assessment Act to proceed with the recommended exploration program on our mineral claims.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any exploration expenditures to date. We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

                      Plan Of Operations

Our plan of operations for the twelve months following the date of this prospectus is to complete the recommended phase one exploration program on the East Red Rock Property. We anticipate that the program will cost approximately $24,000.

In addition, we anticipate spending an additional $11,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $35,000.

We are able to proceed with phase one of the exploration program without additional financing. Completion of these exploration expenditures will also enable us to meet the exploration expenditure requirement under the option agreement for the period through August 31, 2003.

We plan on proceeding with phase one of the exploration program in spring of 2003. We anticipate proceeding with phase two of the exploration program, if warranted, in 2004. We will obtain a geological report upon the completion of each phase summarizing the results of that phase. The costs of the geological reports are included in the cost of the exploration program.

We will assess whether to proceed to phase two of the recommended geological exploration program upon completion of an assessment of the results of phase one of the geological exploration program. We will require additional funding in the event that we decide to proceed with phase two of the exploration program. The anticipated cost of phase two of the exploration program is $176,000, which is well beyond our projected cash reserves. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the second phase of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

If we do not complete the cash payments or the exploration expenditures required under the option agreement for the East Red Rock property mineral claim, then our option in will terminate and we will lose all our rights and interest in the property . If we do not secure additional financing to incur the required exploration expenditures, we may consider bringing in a joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we cannot provide investors with any assurance that we will be able to locate a joint venture partner who will assist us in funding the exploration of the East Red Rock Property. We may also pursue acquiring interests in alternate mineral properties in the future.

Results Of Operations For Period Ending August 31, 2002

We did not earn any revenues during the period ending August 31, 2002. We do not anticipate earning revenues until such time as we have not entered into commercial production of the East Red Rock Property. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on the property, or if such resources are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $20,129.00 for the period from our inception on June 18, 2002 to August 31, 2002. These operating expenses were comprised of a $7,500 option payment we made pursuant to the East Red Rock property option agreement, consulting, audit and legal fees of $10,000.00 attributable to our corporate organization and the preparation and filing of this registration statement, East Red Rock property exploration expenditures of and office supply expenses of $2,629.00.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt that we will be able to continue as a going concern.

                  Description Of Property

We have an option to acquire a 75% interest in the East Red Rock Property, as described in detail in of this prospectus under the title East Red Rock Property Option Agreement. We do not own or lease any property other than our option to acquire an interest in the East Red Rock Property.

The Scadding Township area is located in northeastern Ontario, District of Sudbury. The property area lies within NTS 41 I/10. The block of claims, referred to in Section 2.2 below, is approximately centred on UTM coordinates (NAD 83, Zone 17) 538000E and 5169000N or 46 40' N latitude and 80 36' W longitude. In 1980 the magnetic declination in the region was approximately 9 30' West, increasing 5' west annually. The general location of the property area with respect to some cities,
The property comprises four (4) unpatented mining claims in one contiguous block. The relevant claims are numbered:
1249752   15  units, 1249753 3 units, 1249754 2 units,1249755  2 units and total approximately 352 ha. As described above, these claims are located in Scadding Township in Sudbury Mining Division; copies of portions of the claim maps for this area are presented in Figures 2 and 3. The claims were all recorded on April 4, 2001 and are in good
standing  until  the  anniversary  date  in  2003.  The  claims   are
registered in the name of Terry Loney. No mines or physical equipment or property located on the mineral claims. There is no source of power to the mineral claims.

         Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person proposed as a nominee for election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Any of our promoters;
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.

     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 37 registered shareholders.

Rule 144 Shares

A total of 1,000,000 shares of our common stock will be available for resale to the public after June 24, 2003 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 26,600 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 1,000,000 shares that may be sold pursuant to Rule 144 after June 24, 2003.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised
Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended August 31, 2002.


                                          Annual Compensation
                                    Other  Restricted  Options/ LTIP
                                    Annual    Stock     * SARs payouts  Other
Name     Title  Year  Salary  Bonus  Comp.   Awarded       #)    ($)    Comp.
_____________________________________________________________________
Marshall  Pres., 2002    $0     0      0          0             0        0
Bertram   CEO. &
         Dir.

Barry    Sec.,  2002     $0     0      0          0             0        0
Whelan   Tres.&
         Dir.


Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Bertram And we do not pay Mr. Bertram any amount for acting as a director.

We do not have any employment or consulting agreement with Mr. Whelan and we do not pay Mr. Whelan any amount for acting as a director.

                       Financial Statements

Index to Financial Statements:

1. Auditors' Report;

2. Audited financial statements for the period ending August 31, 2002, including:

  a. Auditors Report;

  b. Balance Sheet;

  b. Statement of Loss and Deficit;

  c. Statement of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to Financial Statements








               WATERLOO VENTURES INC.
                      (An Exploration Stage Company)


                           FINANCIAL STATEMENTS


                              AUGUST 31, 2002
                         (Stated in U.S. Dollars)


                             AUDITORS' REPORT




To the Shareholders
Waterloo Ventures Inc.
(An Exploration Stage Company)


We have audited the balance sheet of Waterloo Ventures Inc. (an exploration stage company) as at August 31, 2002 and the statements of loss and deficit accumulated during the exploration stage, cash flows, and shareholders' equity for the period from June 18, 2002 (date of inception) to August 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States of America generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at August 31, 2002 and the results of its operations and cash flows for the period from June 18, 2002 (date of inception) to August 31, 2002 in accordance with United States of America generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1(c) to the financial statements, the Company incurred a net loss of $20,129 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1(c). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, B.C.                                   "Morgan & Company"
September 20, 2002                          Chartered Accountants


                          WATERLOO VENTURES INC.
                      (An Exploration Stage Company)

                               BALANCE SHEET

                              AUGUST 31, 2002
                         (Stated in U.S. Dollars)




ASSETS

Current
Cash                                                    $ 56,871
Prepaid expenses                                          2,500
                                                          59,371

Mineral Property Interest (Note 3)                        -

                                                        $ 59,371

LIABILITIES

Current
Accounts payable and accrued liabilities                $ 1,000

SHAREHOLDERS' EQUITY

Share Capital
Authorized:
100,000,000 common shares, par value $0.001 per share
10,000,000 preferred shares, par value $0.001 per share

Issued and outstanding:
2,660,000 common shares                                   2,660

Additional paid-in capital                                75,840

Deficit Accumulated During The Exploration Stage          (20,12
                                                          9)
                                                          58,371

                                                        $ 59,371



                          WATERLOO VENTURES INC.
                      (An Exploration Stage Company)

                       STATEMENT OF LOSS AND DEFICIT

     PERIOD FROM DATE OF INCEPTION, JUNE 18, 2002, TO AUGUST 31, 2002
                         (Stated in U.S. Dollars)




Expenses
Consulting fees                                       $ 6,000
Office and sundry                                         129
Professional fees                                       4,000
Mineral property option payments                        7,500
Mineral property exploration expenditures               2,500

Net Loss For The Period                                20,129

Deficit Accumulated During The Exploration Stage,           -
Beginning Of Period

Deficit  Accumulated  During The  Exploration  Stage, $20,129
End Of Period


Basic and Diluted Loss Per Share                      $ (0.01)


Weighted Average Number Of Shares Outstanding       1,434,594















                          WATERLOO VENTURES INC.
                      (An Exploration Stage Company)

                          STATEMENT OF CASH FLOWS

     PERIOD FROM DATE OF INCEPTION, JUNE 18, 2002, TO AUGUST 31, 2002
                         (Stated in U.S. Dollars)




Cash Flows From Operating Activities
Net loss for the period                                 $ (20,129)

Adjustments To Reconcile Net Loss To Net Cash Used By
Operating Activities
Prepaid expenses                                           (2,500)
Accounts payable and accrued liabilities                    1,000
                                                          (21,629)

Cash Flows From Financing Activity
Share capital issued                                       78,500

Increase In Cash                                           56,871

Cash, Beginning Of Period                                       -

Cash, End Of Period                                      $ 56,871

                          WATERLOO VENTURES INC.
                      (An Exploration Stage Company)

                     STATEMENT OF SHAREHOLDERS' EQUITY

                              AUGUST 31, 2002
                         (Stated in U.S. Dollars)



                       COMMON STOCK
                                      ADDITIONAL
                     SHARES   AMOUNT  PAID-IN  DEFICIT   TOTAL
                                      CAPITAL

Opening balance,
 June 18, 2002       -        $-      $ -      $ -      $ -

June 2002 - Shares
issued for cash at   1000000  1,000     -        -        1,000
$0.001

July 2002 - Shares
issued for cash at   1000000  1,000    9,000    -        10,000
$0.01

August 2002 - Shares
issued for cash at   650,000   650    64,350    -        65,000
$0.10

August 2002 - Shares
issued for cash at   10,000    10       2,490    -        2,500
$0.25

Net loss for the     -         -        -        (20,129)(20,129)
period

Balance, August 31,  2660000 $2,660  $ 75,840 $ (20,129) $ 58,371
2002








                          WATERLOO VENTURES INC.
                      (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                              AUGUST 31, 2002
                         (Stated in U.S. Dollars)



1.   NATURE OF OPERATIONS

  a)   Organization

     The Company was incorporated in the State of Nevada, U.S.A., on June 18, 2002. The Company's intended year end is August 31, 2002.

  b)   Exploration Stage Activities

     The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

  c)Going Concern

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

     As shown in the accompanying financial statements, the Company has incurred a net loss of $20,129 for the period from June 18, 2002 (inception) to August 31, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.   SIGNIFICANT ACCOUNTING POLICIES

  The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

  The  financial  statements have, in management's opinion, been  properly
  prepared  within  reasonable  limits  of  materiality  and  within   the
  framework of the significant accounting policies summarized below:
                          WATERLOO VENTURES INC.
                      (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                              AUGUST 31, 2002
                         (Stated in U.S. Dollars)



2.SIGNIFICANT ACCOUNTING POLICIES (Continued)

  a)Mineral Property Option Payments and Exploration Costs

     The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

  b)Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

  c)Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

  d)Basic and Diluted Loss Per Share

     In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At August 31, 2001, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.



                          WATERLOO VENTURES INC.
                      (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                              AUGUST 31, 2002
                         (Stated in U.S. Dollars)



3.MINERAL PROPERTY INTEREST

  The Company has entered into an option agreement, dated August 21, 2002, to acquire a 75% interest in four mineral claims located in the Sudbury Mining District in Ontario, Canada.

  In order to earn its interests, the Company made cash payments totalling $7,500 on signing and must incur exploration expenditures totalling $200,000 as follows:

  Exploration expenditures:

  -    $24,000 by August 31, 2003;
  -    A further $176,000 by August 31, 2004.

  The properties are subject to a 1% net smelter return royalty.


4.    CONTINGENCY

  Mineral Property

  The Company's mineral property interests have been acquired pursuant to option agreements. In order to retain its interest, the Company must satisfy the terms of the option agreements described in Note 3.








            Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                     Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     (3) a transaction from which the director derived an improper personal profit; and

     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;

     (2)  the proceeding was authorized by our Board of Directors;

     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

     (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee            $  38.18
Transfer Agent Fees                                         $  2,000
Accounting fees and expenses                                $  3,500
Legal fees and expenses                                     $ 10,000
Edgar filing fees                                           $  1,500
                                                            --------
Total                                                       $ 17,038.18
                                                            ========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We issued 500,000 shares of our common stock to Mr. Marshall Bertram and 500,000 shares of our common stock to Mr. Barry Whelan on June 24, 2002. Mr. Bertram is our president, chief executive officer and a director. Mr. Whelan is our secretary, treasurer, chief financial officer and a director. Mr. Bertram and Mr. Whelan acquired these 1,000,000 shares at a price of $0.001 per share for total proceeds to us of $1,000.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") and are restricted shares as defined in the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 1,000,000 shares of our common stock at a price of $0.01 per share to a total of 5 purchasers on July 31, 2002. The total amount received from this offering was $10,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 650,000 shares of our common stock at a price of $0.10 per share to a total of ten purchasers on August 20, 2002. The total amount received from this offering was $65,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 10,000 shares of our common stock at a price of $0.25 per share to a total of 20 purchasers on August 31, 2002. The total amount received from this offering was $2500. We completed this offering pursuant to Regulation S of the Securities Act.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.



                             Exhibits
Exhibit
Number             Description
 1.1             Articles of Incorporation
 2.1             By-Laws
 3.1             Disclosure Statement
 4.1             Subscription Agreements
 5.1             Opinion by Arthur J. Frost, Attorney at
                 Law with consent to use.
 6.0             Option Agreement dated August 21, 2002
 6.1             Joint Venture Agreement
 6.2             Geological Report, Prepared by John M. Siriunas
                 With consent to use
 7.1             Consent of Morgan and Company, Chartered Accountants





EXHIBIT 1.1
ARTICLES OF INCORPORATION


                      ARTICLES OF INCORPORATION

                                 OF

                       WATERLOO VENTURES INC.



   **************************************************************


     The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of
               Nevada relating to private corporations, hereby adopts the following Articles of Incorporation:

          ARTICLE ONE.  (NAME)

                             The name of the corporation is WATERLOO
VENTURES INC.

          ARTICLE TWO.  (RESIDENT AGENT)     The initial agent for
service of process is                  THE NEVADA AGENCY and TRUST
COMPANY, 50 WEST LIBERTY STREET, SUITE 880, RENO NV 89501

          ARTICLE THREE.  (PURPOSES)      The purposes for which the
corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

               I.   (OMNIBUS).     To have to exercise all the powers
                    now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

               II.  (CARRYING ON BUSINESS OUTSIDE STATE).      To
                    conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

               III. (PURPOSES TO BE CONSTRUED AS POWERS).      The
                    purposes specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

          ARTICLE FOUR.   (CAPITAL STOCK)    The corporation shall
     have authority to issue an aggregate of  ONE HUNDRED TEN
     MILLION(110,000,000) shares of stock, par value ONE MILL
     ($0.001) per share divided into two (2) classes of stock as follows for a total capitalization of ONE HUNDRED TEN THOUSAND ($110,000).

          (A) NON-ASSESSABLE COMMON STOCK: ONE HUNDRED MILLION (100,000,000) shares of Common stock, Par Value ONE MILL ($0.001) per share, and

          (B) PREFERRED STOCK: TEN MILLION (10,000,000) shares of Preferred stock, Par Value ONE MILL ($0. 001) per share.

     All capital stock when issued shall be fully paid and non-assessable. No holder of shares of capital stock of the corporation shall be entitled as such to any pre-emptive or preferential rights to subscribe to any unissued stock, or any other securities, which the corporation may now or hereafter be authorized to issue.

     The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

     Holders of the corporation's Common Stock shall not possess cumulative voting rights at any shareholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they be annual or special.

          ARTICLE FIVE.  (DIRECTORS).   The affairs of the
corporation shall be governed by a Board of Directors of not more than fifteen (15) nor less than one (1) person. The name and address of the first Board of Directors is:

          NAME
ADDRESS
 Marshall Bertram
15652 Aster Road
Surrey BC, Canada

Barry Whelan
1720 Queens Avenue
West Vancouver BC,
Canada



                                 ARTICLE SIX. (ASSESSMENT OF STOCK).
The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

               ARTICLE SEVEN.  (INCORPORATOR).    The name and
address of the incorporator of the corporation is as follows:

          NAME                     ADDRESS
Kennedy Kerster               704-6th Street, Suite 6
                              New Westminster BC
                              Canada V3L 3C5

               ARTICLE EIGHT. (PERIOD OF EXISTENCE). The period of existence of the Corporation shall be perpetual.

               ARTICLE NINE. (BY-LAWS) Its Board of Directors shall adopt the initial By-laws of the corporation. The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

               ARTICLE TEN. (STOCKHOLDERS' MEETINGS). Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. The President or any other executive officer of the corporation, the Board of Directors, or any member may call special meetings of the stockholders thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

               ARTICLE ELEVEN. (CONTRACTS OF CORPORATION) No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall be any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may e counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were no such director or officer of such other corporation or not so interested.

               ARTICLE TWELVE. (LIABILITY OF DIRECTORS AND OFFICERS) No director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall not eliminate or limit the liability of a director or officer for (I) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.

               IN WITNESS WHEREOF. The undersigned incorporator has hereunto affixed his/her signature at New Westminster, British
Columbia, Canada




/S/ Kennedy Kerster














































EXHIBIT 2.1
BYLAWS
                             BYLAWS  OF


WATERLOO VENTURES INC.


CONTENTS OF INITIAL BYLAWS

ARTICLE                                          PAGE

1.00 CORPORATE CHARTER AND BYLAWS
1.01        Corporate Charter Provisions                    1
1.02        Registered Agent or Office Requirement          1
            of Filing Changes with
            Secretary of State                              1
1.03        Initial Business Office                         1
1.04        Amendment of Bylaws                             1
2.00 DIRECTORS AND DIRECTORS  MEETINGS
2.01        Action Without Meeting                          1
2.02        Telephone Meetings                              1
2.03        Place of Meetings                               2
2.04        Regular Meetings                                2
2.05       Call of Special Meeting                          2
2.06        Quorum                                          2
2.07        Adjournment Notice of Adjourned Meetings        2
2.08        Conduct of Meetings                             3
2.09        PoIrs of the Board of Directors                 3
2.10        Board Committees Authority to Appoint           3
2.11        Transactions with Interested Directors          3
2.12        Number of Directors                             3
2.13        Term of Office                                  3
2.14        Removal of Directors                            4
2.15        Vacancies                                       4
2.15(a)    Declaration of Vacancy                           4
2.15(b)    Filling Vacancies by Directors                   4
2.15(c)     Filling Vacancies by Shareholders               4
2.16         Compensation                                   4
2.17         Indemnification of Directors and Officers      4
2.18         Insuring Directors, Officers, and Employees    5

3.00 SHAREHOLDERS`  MEETINGS
3.01        Action Without Meeting                          5
3.02        Telephone Meetings                              5
3.03         Place of Meetings                              5
3.04         Notice of Meetings                             5
3.04        Voting List                                     5
3.05        Votes per Share                                 6
3.07         Cumulative Voting                              6
3.08          Proxies                                       6
3.09          Quorum                                        6
3.09(a)      Quorum of Shareholders                         6
3.09(b)      Adjourn for Lack or Loss of Quorum             6
3.1            Voting by Voice or Ballot                    6
Article                                                     Page
3.11         Conduct of Meetings                            6
3.12         Annual Meetings                                7
3.13         Failure to Hold Annual Meeting                 7
3.14         Special Meetings                               7
4.00 OFFICERS
4.01         Title and Appointment                          7
4.01(a)     Chairman                                        7
4.01(b)     President                                       7
4.01(c)     Vice President
4.01(d)     Secretary                                       8
4.01(e)      Treasurer                                      8
4.01(f)      Assistant Secretary or
                  Assistant Treasurer                       8
4.02          Removal and Resignation                       8
4.03         Vacancies                                      9
4.04          Compensation                                  9
5.00 AUTHORITY TO EXECUTE INSTRUMENTS
5.01        No Authority Absent Specific Authorization      9
5.02       Execution of Certain Instruments                 9
6.00 ISSUANCE AND TRANSFER OF SHARES
6.01       Classes and Series of Shares                     9
6.02       Certificates for Fully Paid Shares               9
6.03       Consideration for Shares                         10
6.04        Replacement of Certificates                     10
6.05      Signing Certificates Facsimile Signatures         10
6.06     Transfer Agents and Registrars                     10
6.07      Conditions of Transfer                            10
6.08 Reasonable Doubts as to Right to Transf
            CORPORATE RECORDS AND ADMINISTRATION
7.01     Minutes of Corporate Meetings                      11
7.02     Share Register                                     11
7.03     Corporate Seal                                     11
7.04     Books of Account                                   11
7.05     Inspection of Corporate Records                    11
7.06      Fiscal Year                                       11
7.07      Waiver of Notice                                  12
8.00     ADOPTION OF INITIAL BYLAWS                         12

ARTICLE ONE CORPORATE CHARTER AND BYLAWS

1.01 CORPORATE CHARTER PROVISIONS
The Corporations Charter authorizes one hundred ten million (110,000,000) shares to be issued. The officers and transfer agents issuing shares of the Corporation shall ensure that the total number of shares outstanding at any given time does not exceed this number. Such officers and agents shall advise the Board at least annually of the authorized shares remaining available to be issued. No shares shall be issued for less than the par value stated in the Charter. Each Charter provision shall be observed until amended by Restated Articles or Articles of Amendment duly filed with the Secretary of State.

1.02 REGISTERED AGENT AND OFFICE REQUIREMENT OF FILING CHANGES WITH SECRETARY OF STATE

The name of the Registered Agent of the Corporation at such address, as set forth in its Articles of Incorporation, is: The Nevada Agency and Trust Company
The Registered Agent or Office may be changed by filing a Statement of Change of Registered Agent or Office or both with the Secretary of State, and not otherwise. Such filing shall be made promptly with each change. Arrangements for each change in Registered Agent or
Office shall ensure that the Corporation is not exposed to the possibility of a default judgment. Each successive Registered Agent shall be of reliable character and Ill informed of the necessity of immediately furnishing the papers of any lawsuit against the Corporation to its attorneys.

1.03 INITIAL BUSINESS OFFICE
The address of the initial principal business office of the Corporation is hereby established as:704-6TH street, Suite 6 New Westminster British Columbia Canada . The Corporation may have additional business offices within the State of Nevada and where it may be duly qualified to do business outside of Nevada, as the Board of Directors may from time to time designate or the business of the Corporation may require.

1.04 AMENDMENT OF BYLAWS
The Shareholders or Board of Directors, subject to any limits imposed by the Shareholders, may amend or repeal these Bylaws and adopt new Bylaws. All amendments shall be upon advice of counsel as to legality, except in emergency. Bylaw changes shall take effect upon adoption unless otherwise specified. Notice of Bylaws changes shall be given in or before notice given of the first Shareholders' meeting following their adoption.

ARTICLE TWO DIRECTORS AND DIRECTORS' MEETINGS

2.01 ACTION BY CONSENT OF BOARD WITHOUT MEETING
Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, and shall have the same force and effect as a unanimous vote of Directors, if all members of the Board consent in writing to the action. Such consent may be given individually or collectively.


2.02 TELEPHONE MEETINGS
Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Directors may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.03 PLACE OF MEETINGS
Meetings of the Board of Directors shall be held at the business office of the Corporation or at such other place within or without the State of Nevada as may be designated by the Board.

2.04 REGULAR MEETINGS
Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual Shareholders' meeting, and at such other regularly repeating times as the Directors may determine.

2.05 CALL OF SPECIAL MEETING
Special meetings of the Board of Directors for any purpose may be called at any time by the President or, if the President is absent or unable or refuses to act, by any Vice President or any two Directors. Written notices of the special meetings, stating the time and place of the meeting, shall be mailed ten days before, or telegraphed or personally delivered so as to be received by each Director not later than two days before, the day appointed for the meeting. Notice of meetings need not indicate an agenda. Generally, a tentative agenda will be included, but the meeting shall not be confined to any agenda included with the notice.
Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting and do not object to the notice given. Consent may be given either before or after the meeting.
Upon providing notice, the Secretary or other officer sending notice shall sign and file in the Corporate Record Book a statement of the details of the notice given to each Director. If such statement should later not be found in the Corporate Record Book, due notice shall be presumed.

2.06 QUORUM
The presence throughout any Directors' meeting, or adjournment thereof, of a majority of the authorized number of Directors shall be necessary to constitute a quorum to transact any business, except to adjourn. If a quorum is present, every act done or resolution passed by a majority of the Directors present and voting shall be the act of the Board of Directors.

2.07 ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS
A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated hour on a stated day. Notice of the time and place where an adjourned meeting will be held need not be given to absent Directors if the time and place is fixed at the adjourned meeting. In the absence of a quorum, a majority of the Directors present may adjourn to a set time and place if notice is duly given to the absent members, or until the time of the next regular meeting of the Board.

2.08 CONDUCT OF MEETINGS
At every meeting of the Board of Directors, the Chairman of the Board, if there is such an officer, and if not, the President, or in the President's absence, a Vice President designated by the President, or in the absence of such designation, a Chairman chosen by a majority of the Directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the Board of Directors' meetings. When the Secretary is absent from any meeting, the Chairman may appoint any person to act as Secretary of that meeting.
2.09 POWERS OF THE BOARD OF DIRECTORS
The business and affairs of the Corporation and all corporate power shall be exercised by or under authority of the Board of Directors, subject to limitations imposed by law, the Articles of Incorporation, any applicable Shareholders' agreement, and these Bylaws.

2.10 BOARD COMMITTEES AUTHORITY TO APPOINT
The Board of Directors may designate an executive committee and one or more other committees to conduct the business and affairs of the Corporation to the extent authorized. The Board shall have the powers at any time to change the powers and membership of, fill vacancies in, and dissolve any committee. Members of any committee shall receive such compensation as the Board of Directors may from time to time provide. The designation of any committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

2.11 TRANSACTIONS WITH INTERESTED DIRECTORS
Any contract or other transaction between the Corporation and any of its Directors (or any corporation or firm in which any of its Directors are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of that Director at the meeting during which the contract or transaction was authorized, and notwithstanding the Directors' participation in that meeting. This section shall apply only if the contract or transaction is just and reasonable to the Corporation at the time it is authorized and ratified, the interest of each Director is known or disclosed to the Board of Directors, and the Board nevertheless authorizes or ratifies the contract or transaction by a majority of the disinterested Directors present. Each interested Director is to be counted in determining whether a quorum is present, but shall not vote and shall not be counted in calculating the majority necessary to carry the vote. This section shall not be construed to invalidate contracts or transactions that would be valid in its absence.

2.12 NUMBER OF DIRECTORS
The number of Directors of this Corporation shall be no more than fifteen (15) or less than one (1). No Director need be a resident of Nevada or a Shareholder. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws. Any decrease in the number of Directors shall not have the effect of shortening the tenure, which any incumbent Director would otherwise enjoy.

2.13 TERM OF OFFICE
Directors shall be entitled to hold office until their successors are elected and qualified. Election for all Director positions, vacant or not vacant, shall occur at each annual meeting of the Shareholders and may be held at any special meeting of Shareholders called specifically for that purpose.

2.14 REMOVAL OF DIRECTORS
The entire Board of Directors or any individual Director may be removed from office by a vote of Shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. However, if less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. No director may be so removed except at an election of the class of Directors of which he is a part. If any or all Directors are so removed, new Directors may be elected at the same meeting. Whenever a class or series of shares is entitled to elect one or more Directors under authority granted by the Articles of Incorporation, the provisions of this Paragraph apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

2.15 VACANCIES
Vacancies on the Board of Directors shall exist upon the occurrence of any of the following events: (a) the death, resignation, or removal of any Director; (b) an increase in the authorized number of Directors; or (c) the failure of the Shareholders to elect the full authorized number of Directors to be voted for at any annual, regular, or special Shareholders' meeting at which any Director is to be elected.

2.15(a)   DECLARATION OF VACANCY
A majority of the Board of Directors may declare vacant the office of a Director if the Director: (a) is adjudged incompetent by a court order; (b) is convicted of a crime involving moral turpitude; (c) or fails to accept the office of Director, in writing or by attending a meeting of the Board of Directors, within thirty (30) days of notice of election.

2.15(b)   FILLING VACANCIES BY DIRECTORS
Vacancies other than those caused by an increase in the number of Directors may be filled temporarily by majority vote of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until a qualified successor is elected at a Shareholders' meeting.

2.15(c)   FILLING VACANCIES BY SHAREHOLDERS
Any vacancy on the Board of Directors, including those caused by an increase in the number of Directors shall be filled by the
Shareholders at the next annual meeting or at a special meeting called for that purpose. Upon the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders may elect a successor to take office when the resignation becomes effective.

2.16 COMPENSATION
Directors shall receive such compensation for their services as Directors as shall be determined from time to time by resolution of the Board. Any Director may serve the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receive compensation therefor.

2.17 INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Board of Directors shall authorize the Corporation to pay or reimburse any present or former Director or officer of the Corporation any costs or expenses actually and necessarily incurred by that officer in any action, suit, or proceeding to which the officer is made a party by reason of holding that position, provided, however, that no officer shall receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. The Board of Directors may in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

2.18 INSURING DIRECTORS, OFFICERS, AND EMPLOYEES
The Corporation may purchase and maintain insurance on behalf of any Director, officer, employee, or agent of the Corporation, or on behalf of any person serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against that person and incurred by that person in any such corporation, whether or not the Corporation has the poIr to indemnify that person against liability for any of those acts.

ARTICLE THREE SHAREHOLDERS' MEETINGS

3.01 ACTION WITHOUT MEETING
Any action that may be taken at a meeting of the Shareholders under any provision of the Colorado Business Corporation Act may be taken without a meeting if authorized by a consent or waiver filed with the Secretary of the Corporation and signed by all persons who would be entitled to vote on that action at a Shareholders' meeting. Each such signed consent or waiver, or a true copy thereof, shall be placed in the Corporate Record Book.

3.02 TELEPHONE MEETINGS

Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Shareholders may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.03 PLACE OF MEETINGS
Shareholders' meetings shall be held at the business office of the Corporation, or at such other place within or without the State of Colorado as may be designated by the Board of Directors or the Shareholders.

3.04 NOTICE OF MEETINGS
The President, the Secretary, or the officer or persons calling a Shareholders' Meeting. shall give notice, or cause it to be given, in writing to each Director and to each Shareholder entitled to vote at the meeting at least ten (10) but not more than sixty (60) days before the date of the meeting. Such notice shall state the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice may be given personally, by mail, or by other means. Such notice shall be addressed to each recipient at such address as appears on the Books of the Corporation or as the recipient has given to the Corporation for the purpose of notice. Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting in person or by proxy and do not object to the notice given, Consent may be given either before or after the meeting. Notice of the reconvening of an adjourned meeting is not necessary unless the meeting is adjourned more than thirty days past the date stated in the notice, in which case notice of the adjourned meeting shall be given as in the case of any special meeting. Notice may be waived by written waivers signed either before or after the meeting by all persons entitled to the notice.

3.05 VOTING LIST
At least ten (10), but not more than sixty (60), days before each Shareholders' meeting, the officer or agent having charge of the Corporation's share transfer books shall make a complete list of the Shareholders entitled to vote at that meeting or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. The list shall be kept on file at the Registered Office of the Corporation for at least ten (10) days prior to the meeting, and shall be subject to inspection by any Director, officer, or Shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject, during the whole time of the meeting, to the inspection of any Shareholder. The original share transfer books shall be prima facie evidence as to the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders. However, failure to prepare and to make the list available in the manner provided above shall not affect the validity of any action taken at the meeting.

3.06 VOTES PER SHARE
Each outstanding share, regardless of class, shall be entitled to one
(1) vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied pursuant to the Articles of Incorporation. A Shareholder may vote in person or by proxy executed in writing by the Shareholder, or by the Shareholder's duly authorized attorney-in-fact.

3.07 CUMULATIVE VOTING
Cumulative voting is expressly forbidden

3.08 PROXIES
A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or his or her duly authorized attorney in fact. Unless otherwise provided in the proxy or by law, each proxy shall be revocable and shall not be valid after eleven (11) months from the date of its execution,

3.09 QUORUM
3.09(a)   QUORUM OF SHAREHOLDERS
As  to  each item of business to be voted on, the presence (in person or by proxy) of the persons who are entitled to vote a majority of the outstanding voting shares on that matter shall constitute the quorum necessary for the consideration of the matter at a Shareholders' meeting. The vote of the holders of a majority of the shares entitled to vote on the matter and represented at a meeting at which a quorum is present shall be the act of the Shareholders' meeting.

3.09(b)   ADJOURNMENT FOR LACK OR LOSS OF QUORUM
No business may be transacted in the absence of a quorum, or upon the withdrawal of enough Shareholders to leave less than a quorum; other than to adjourn the meeting from time to time by the vote of a majority of the shares represented at the meeting.

3.10 VOTING BY VOICE OR BALLOT
Elections for Directors need not be by ballot unless a Shareholder demands election by ballot before the voting begins.

3.11 CONDUCT OF MEETINGS
Meetings of the Shareholders shall be chaired by the President, or, in the President's absence, a Vice President designated by the President, or, in the absence of such designation, any other person chosen by a majority of the Shareholders of the Corporation present in person or by proxy and entitled to vote. The Secretary of the Corporation, or, in the Secretary's absence, an Assistant Secretary, shall act as Secretary of all meetings of the Shareholders. In the absence of the Secretary or Assistant Secretary, the Chairman shall appoint another person to act as Secretary of the meeting.

3.12 ANNUAL MEETINGS
The time, place, and date of the annual meeting of the Shareholders of the Corporation, for the purpose of electing Directors and for the transaction of any other business as may come before the meeting, shall be set from time to time by a majority vote of the Board of Directors. If the day fixed for the annual meeting shall be on a legal holiday in the State of Colorado, such meeting shall be held on the next succeeding business day. If the election of Directors is not held on the day thus designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as possible.

3.13 FAILURE TO HOLD ANNUAL MEETING
If, within any 13-month period, an annual Shareholders' Meeting is not held, any Shareholder may apply to a court of competent jurisdiction in the county in which the principal office of the Corporation is located for a summary order that an annual meeting be held.

3.14 SPECIAL MEETINGS
A special Shareholders' meeting may be called at any time by. (a) the President; (b) the Board of Directors; or (c) one or
more Shareholders holding in the aggregate one-tenth or more of all the shares entitled to vote at the meeting. Such meeting may be called for any purpose. The party calling the meeting may do so only by written request sent by registered mail or delivered in person to the President or Secretary. The officer receiving the written request shall within ten (10) days from the date of its receipt cause notice of the meeting to be sent to all the Shareholders entitled to vote at such a meeting. If the officer does not give notice of the meeting within ten (10) days after the date of receipt of the written request, the person or persons calling the meeting may fix the time of the meeting and give the notice. The notice shall be sent pursuant to Section 3.04 of these Bylaws. The notice of a special
Shareholders' meeting must state the purpose or purposes of the meeting and, absent consent of every Shareholder to the specific action taken, shall be limited to purposes plainly stated in the notice, notwithstanding other provisions herein.

ARTICLE FOUR OFFICERS

4.01 TITLE AND APPOINTMENT
The officers of the Corporation shall be a President and a Secretary, as required by law. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers. One person may hold any two or more offices, including President and Secretary. All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers.

4.01(a)   CHAIRMAN OF THE BOARD
The Chairman, if there shall be such an officer, shall, if present, preside at the meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to the Chairman by the Board of Directors or prescribed by these Bylaws.

4.01(b)   PRESIDENT
Subject to such supervisory powers, if any, as may be given to the Chairman, if there is one, by the Board of Directors, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the Corporation. The President shall have the general powers and duties of management usually vested in the office of President of a corporation; shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws; and shall be ex officio a member of all standing committees, including the executive committee, if any. In addition, the President shall preside at all meetings of the Shareholders and in the absence of the Chairman, or if there is no Chairman, at all meetings of the Board of Directors.

4.01(c)   VICE PRESIDENT
Any Vice President shall have such powers and perform such duties as from time to time may be prescribed by these Bylaws, by the Board of Directors, or by the President. In the absence or disability of the President, the senior or duly appointed Vice President, if any, shall perform all the duties of the President, pending action by the Board of Directors when so acting, such Vice President shall have all the powers of, and be subject to all the restrictions on, the President.

4.01(d)   SECRETARY
The Secretary shall:
A. See that all notices are duly given in accordance with the provisions of these Bylaws and as required by law. In case of the absence or disability of the Secretary. or the Secretary's refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the Chairman, the President, any Vice President, or by the Board of Directors.
B. Keep the minutes of corporate meetings, and the Corporate Record Book, as set out in Section 7.01 hereof.
C. Maintain, in the Corporate Record Book, a record of all share certificates issued or canceled and all shares of the Corporation canceled or transferred.
D. Be custodian of the Corporation's records and of any seal, which the Corporation may from time to time adopt. when the Corporation exercises its right to use a seal, the Secretary shall see that the seal is embossed on all share certificates prior to their issuance and on all documents authorized to be executed under seal in accordance with the provisions of these Bylaws.
E. In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be required by Sections 7.01, 7.02, and 7.03 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

4.01(e)   TREASURER
The Treasurer shall:
F. Have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all funds in the name of the Corporation in those banks, trust companies, or other  depositories  that  shall be selected  by  the  Board  of
     Directors.
G.    Receive,  and give receipt for, monies due and payable  to  the
Corporation.
H. Disburse or cause to be disbursed the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for those disbursements.
I. If required by the Board of Directors or the President, give to the Corporation a bond to assure the faithful performance of the duties of the Treasurer's office and the restoration to the Corporation of all corporate books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or control, in case of the Treasurer's death, resignation, retirement, or removal from office. Any such bond shall be in a sum satisfactory to the Board of Directors, with one or more sureties or a surety company satisfactory to the Board of Directors.
J. In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by Sections 7.O4 and 7.05 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

4.01(f)   ASSISTANT SECRETARY AND ASSISTANT TREASURER
The Assistant Secretary or Assistant Treasurer shall have such powers and perform such duties as the Secretary or Treasurer, respectively, or as the Board of Directors or President may prescribe. In case of the absence of the Secretary or Treasurer, the senior Assistant Secretary or Assistant Treasurer, respectively, may perform all of the functions of the Secretary or Treasurer.

4.02 REMOVAL AND RESIGNATION
Any officer may be removed, either with or without cause, by vote of a majority of the Directors at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of
Directors, by any committee or officer upon whom that power of removal may be conferred by the Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the person removed. Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of that resignation shall not be necessary to make it effective.

4.03 VACANCIES
Upon the occasion of any vacancy occurring in any office of the Corporation, by reason of death, resignation, removal, or otherwise, the Board of Directors may elect an acting successor to hold office for the unexpired term or until a permanent successor is elected.

4.04 COMPENSATION
The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a Shareholder or a Director of the Corporation, or both.

ARTICLE FIVE - AUTHORITY TO EXECUTE INSTRUMENTS

5.01 NO AUTHORITY ABSENT SPECIFIC AUTHORIZATION
These Bylaws provide certain authority for the execution of instruments. The Board of Directors, except as otherwise provided in these Bylaws, may additionally authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless expressly authorized by these Bylaws or the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement nor to pledge its credit nor to render it peculiarly liable for any purpose or in any amount.

5.02 EXECUTION OF CERTAIN INSTRUMENTS
Formal contracts of the Corporation, promissory notes, deeds, deeds of trust, mortgages, pledges, and other evidences of indebtedness of the Corporation, other corporate documents, and certificates of ownership of liquid assets held by the Corporation shall be signed or endorsed by the President or any Vice President and by the Secretary or the Treasurer, unless otherwise specifically determined by the Board of Directors or otherwise required by law.

ARTICLE SIX - ISSUANCE AND TRANSFER OF SHARES

6.01 CLASSES AND SERIES OF SHARES
The Corporation may issue one or more classes or series of shares, or both. Any of these classes or series may have full, limited, or no voting rights, and may have such other preferences, rights, privileges, and restrictions as are stated or authorized in the Articles of Incorporation. All shares of any one class shall have the same voting, conversion, redemption, and other rights, preferences, privileges, and restrictions, unless the class is divided into series, If a class is divided into series, all the shares of any one series shall have the same voting, conversion, redemption, and other. rights, preferences, privileges, and restrictions. There shall always be a class or series of shares outstanding that has complete voting rights except as limited or restricted by voting rights conferred on some other class or series of outstanding shares.


6.02 CERTIFICATES FOR FULLY PAID SHARES
Neither shares nor certificates representing shares may be issued by the Corporation until the full amount of the consideration has been received when the consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate representing the shares shall be issued to the shareholder.

6.03 CONSIDERATION FOR SHARES
Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors, but not less than the par value stated in the Articles of Incorporation. The consideration paid for the issuance of shares shall consist of money paid, labor done, or property actually received, and neither promissory notes nor the promise of future services shall constitute payment nor partial payment for shares of the Corporation.

6.04 REPLACEMENT OF CERTIFICATES
No replacement share certificate shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except that replacements for lost or destroyed certificates may be issued, upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

6.05 SIGNING CERTIFICATES-FACSIMILE SIGNATURES
All share certificates shall be signed by the officer(s) designated by the Board of Directors. The signatures of the foregoing officers may be facsimiles. If the officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such officer before the certificate issued, the certificate may be issued by the Corporation with the same effect as if he or she Ire such officer on the date of its issuance.

6.06 TRANSFER AGENTS AND REGISTRARS
The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate. Each registrar appointed, if any, shall be an incorporated bank or trust company, either domestic or foreign.

6.07 CONDITIONS OF TRANSFER
The party in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and prior written notice thereof shall be given to the Secretary of the Corporation, or to its transfer agent, if any, such fact shall be stated in the entry of the transfer.


6.08 REASONABLE DOUBTS AS TO RIGHT TO TRANSFER
When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate there for, may require from the person seeking the transfer reasonable proof of that person's right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability for the transfer or the issuance of a new certificate for shares.







ARTICLE SEVEN - CORPORATE RECORDS AND ADMINISTRATION

7.01 MINUTES OF CORPORATE MEETINGS
The Corporation shall keep at the principal office, or such other place as the Board of Directors may order, a book recording the minutes of all meetings of its Shareholders and Directors, with the time and place of each meeting, whether such meeting was regular or special, a copy of the notice given of such meeting, or of the written waiver thereof, and, if it is a special meeting, how the meeting was authorized. The record book shall further show the number of shares present or represented at Shareholders' meetings, and the names of those present and the proceedings of all meetings.

7.02 SHARE REGISTER
The Corporation shall keep at the principal office, or at the office of the transfer agent, a share register showing the names of the Shareholders, their addresses, the number and class of shares issued to each, the number and date of issuance of each certificate issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The above information may be kept on an information storage device such as a computer, provided that the device is capable of reproducing the information in clearly legible form. If the Corporation is taxed under Internal Revenue Code
Section 1244 or Subchapter S, the Officer issuing shares shall maintain the appropriate requirements regarding issuance.

7.03 CORPORATE SEAL
The Board of Directors may at any time adopt, prescribe the use of, or discontinue the use of, such corporate seal as it deems desirable, and the appropriate officers shall cause such seal to be affixed to such certificates and documents as the Board of Directors may direct.


7.04 BOOKS OF ACCOUNT
The Corporation shall maintain correct and adequate accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. The corporate bookkeeping procedures shall conform to accepted accounting practices for the Corporation's business or businesses. subject to the foregoing, The chart of financial accounts shall be taken from, and designed to facilitate preparation of, current corporate tax returns. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classed by source and shown in a separate account. If the Corporation is taxed under Internal Revenue Code
Section 1244 or Subchapter S, the officers and agents maintaining the books of account shall maintain the appropriate requirements.

7.05 INSPECTION OF CORPORATE RECORDS
A Director or Shareholder demanding to examine the Corporation's books or records may be required to first sign an affidavit that the demanding party will not directly or indirectly participate in reselling the information and will keep it confidential other than in use for proper purposes reasonably related to the Director's or Shareholder's role. A Director who insists on examining the records while refusing to sign this affidavit thereby resigns as a Director.





7.06 FISCAL YEAR
The fiscal year of the Corporation shall be as determined by the Board of Directors and approved by the Internal Revenue Service. The Treasurer shall forthwith arrange a consultation with the Corporation's tax advisers to determine whether the Corporation is to have a fiscal year other than the calendar year. If so, the Treasurer shall file an election with the Internal Revenue Service as early as possible, and all correspondence with the IRS, including the application for the Corporation's Employer Identification Number, shall reflect such non-calendar year election.

7.07 WAIVER OF NOTICE
Any notice required by law or by these Bylaws may be waived by execution of a written waiver of notice executed by the person entitled to the notice. The waiver may be signed before or after the meeting.

ARTICLE EIGHT - ADOPTION OF INITIAL BYLAWS
The  Board  of Directors adopted the foregoing bylaws on  August  20,
2002

/s/:Marshall Bertram
Director, President

Attested to, and certified by:  /S/: Barry Whelan, Secretary

EXHIBIT 3.1
DISCLOSURE STATEMENT

                        DISCLOSURE STATEMENT

                       WATERLOO VENTURES, INC.

                        A NEVADA CORPORATION


DATE OF DISCLOSURE STATEMENT:                August 23 , 2002

TYPE OF SECURITIES OFFERED:                   Shares of Common  Stock
                                   of   the   Company  (the   "Common
                                   Stock")

NUMBER OF SECURITIES OFFERED:                       Up   to   100,000
                                        Shares  of Common Stock  (the
                                        "Shares")

PRICE:                                   $0.25 per Share



                 Offering       Commissions      Proceeds to
                 Price                           Company

Per Share        $0.25             NIL           $0.25

Total            $25,000           NIL           $25,000



The securities offered are offered on a best efforts basis. Sales of Common Stock will commence on the date of this Disclosure Statement and will terminate on September 30, 2002 unless the period of the Offering is extended by the Company's Board of Directors. There is no minimum number of Shares to be sold.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. UPON ANY SALE, SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR
OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

INVESTMENT IN THE COMMON STOCK OFFERED BY THE COMPANY INVOLVES A HIGH DEGREE OF RISK. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. PROSPECTIVE INVESTORS SHOULD RETAIN THEIR OWN PROFESSIONAL ADVISORS TO REVIEW AND EVALUATE THE FINANCIAL, ECONOMIC, TAX AND OTHER CONSEQUENCES OF THIS INVESTMENT. INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR INVESTMENT IN ITS ENTIRETY.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE MERITS OF THIS OFFERING OR GIVEN ITS APPROVAL TO ANY SECURITIES OFFERED OR TO THE TERMS OF THE OFFERING. THE UNITED STATES SECURITIES COMMISSION HAS NOT PASSED UPON THE ACCURACY OR COMPLETENESS OF THIS DISCLOSURE STATEMENT. THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION. NO SECURITIES COMMISSION OR SIMILAR REGULATORY AUTHORITY IN CANADA HAS PASSED ON THE MERITS OF THE SECURITIES
OFFERED NOR HAS IT REVIEWED THIS DISCLOSURE STATEMENT AND ANY REFERENCE TO THE CONTRARY IS AN OFFENCE.

THE SECURITIES WILL BE DISTRIBUTED IN CANADA PURSUANT TO EXEMPTIONS FROM THE PROSPECTUS REQUIREMENTS OF THE SECURITIES ACT (BRITISH COLUMBIA), SECURITIES ACT (ALBERTA),THE SECURITIES ACT (ONTARIO) AND THE SECURITIES ACT (QUEBEC). THE COMPANY IS NOT AND MAY NEVER BE A REPORTING ISSUER IN THE PROVINCE OF BRITISH COLUMBIA, THE PROVINCE OF ALBERTA, THE PROVINCE OF ONTARIO OR THE PROVINCE OF QUEBEC. THE COMMON SHARES OF THE COMPANY MAY NOT BE RESOLD IN THE PROVINCE OF BRITISH COLUMBIA, THE PROVINCE OF ALBERT, THE PROVINCE OF ONTARIO OR THE PROVINCE OF QUEBEC, EXCEPT UNDER A PROSPECTUS OR STATUTORY EXEMPTION AVAILABLE ONLY IN SPECIFIC AND LIMITED CIRCUMSTANCES UNLESS AND UNTIL THE ISSUER BECOMES A REPORTING ISSUER IN THE PROVINCE OF BRITISH COLUMBIA, THE PROVINCE OF ALBERTA, THE PROVINCE OF ONTARIO OR THE PROVINCE OF QUEBEC, AS APPLICABLE, AND SUCH COMMON SHARES ARE HELD THEREAFTER FOR THE APPLICABLE HOLD PERIOD. AS THERE IS NO MARKET FOR THESE SECURITIES, IT MAY BE DIFFICULT OR EVEN IMPOSSIBLE FOR THE PURCHASER TO SELL THEM IN CANADA.


     INVESTOR REVIEW AND FINANCIAL RISK

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTORS ARE ADVISED TO CONSULT WITH THEIR LEGAL COUNSEL AND A TAX ADVISOR WITH RESPECT TO ANY INVESTMENT IN THIS OFFERING. NOTE FURTHER, THAT THE PRICE OF THE COMMON STOCK WAS ARTIFICIALLY DETERMINED BY THE COMPANY AND BEARS NO RELATIONSHIP TO THE ASSETS, NET WORTH, BOOK VALUE OR POTENTIAL BUSINESS OPERATIONS OF THE COMPANY. UPON CLOSING OF THIS OFFERING, THERE WILL BE NO PUBLIC MARKET FOR THE COMMON SHARES DESCRIBED HEREIN. CONSEQUENTLY, INVESTORS WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT INDEFINITELY.


    CONFIDENTIALITY AND LIMITATIONS OF THIS DISCLOSURE STATEMENT

This document contains information that is proprietary to the Company. It discusses trade and business secrets of the Company and is intended for use only by the party to whom it is transmitted by employees or agents of the Company, and only for the purpose of permitting such persons to decide whether to purchase the Common Stock described herein. This document may not be reproduced in whole or in part or used for any other purpose; nor may any of its contents be disclosed without the prior written consent of the Company, and the recipient agrees to return it to the Company immediately upon request. Acceptance of this document constitutes agreement to the above conditions.

The information contained in this document may at times represent the Company's best estimates of its future financial and business performance, based upon assumptions believed to be reasonable. No representation or warranty is made, however, as to the accuracy or completeness of such assumptions, and nothing contained herein should be relied upon as a promise or representation as to any future performance or events. In addition, investors should take note that the information contained herein is only offered to be accurate as of the date of this Disclosure Statement. Neither the delivery of this Disclosure Statement, nor any sale made hereunder, shall, under any circumstances, create the implication that there has been no change in the affairs of the Company, or that the information contained herein is correct as of any date other than the date of its creation referenced above. See "RISK FACTORS."

THIS DISCLOSURE STATEMENT MUST BE TREATED AS CONFIDENTIAL BY THE PERSON TO WHOM IT IS DELIVERED. ANY DISTRIBUTION OR DIVULGENCE OF ANY OF ITS CONTENTS IS UNAUTHORIZED.

THE DISTRIBUTION OF THIS CONFIDENTIAL DISCLOSURE STATEMENT AND THE OFFERING OF THE COMMON STOCK DESCRIBED HEREIN MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.


       INFORMATION PROVIDED OUTSIDE THIS DISCLOSURE STATEMENT

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS CONFIDENTIAL DISCLOSURE STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.




                          TABLE OF CONTENTS

                                                                 Page

SUMMARY                                                             5

RISK FACTORS                                                        7

TERMS OF OFFERING AND PLAN OF DISTRIBUTION                         11

USE OF PROCEEDS                                                    15

DESCRIPTION OF BUSINESS AND PROPERTY                               16

DIRECTORS, OFFICERS AND SIGNIFICANT EMPLOYEES                      18

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY OWNERS       19

SECURITIES BEING OFFERED                                           19

LITIGATION                                                         20

FINANCIAL STATEMENTS                                               20

ADDITIONAL ATTACHMENTS                                             21






                               SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Disclosure Statement and the exhibits hereto. Prospective investors are urged to read this Disclosure Statement in its entirety.

The Company

Waterloo Ventures, Inc. (the "Company") is a Nevada corporation incorporated on June 18, 2002. The Company has entered into an option agreement dated August 21, 2002 with Klondike Bay Resources (the "Option Agreement") whereby it has acquired an option (the "Option") to acquire a 75% interest in certain mineral claims located in the Sudbury Mining District in Ontario, Canada (the "Property").

The Offering

Securities Being Offered  Up to100,000 shares of Common Stock of  the
                    Company  at  a price of $0.25 US per share;   See
                    "DESCRIPTION OF SHARES."

Purchase Price            $0.25  US  per  Share.  See "TERMS  OF  THE
                    OFFERING AND PLAN OF DISTRIBUTION."

Regulation S:                  The  Shares are being offered pursuant
                    to Regulation S of the United States Securities Act of 1933 (the "Act") to persons who are not "U.S. Persons". See "TERMS OF OFFERING AND PLAN OF DISTRIBUTION."

Securities Issued         As  of the date of this Document, there are
                    2,650,000 shares of Common Stock issued and outstanding. Upon the completion of this offering, there will be 2,750,000 shares of Common Stock issued and outstanding if the offered Shares is fully sold. See "SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS" and "TERMS OF THE OFFERING AND PLAN OF DISTRIBUTION."

Use of Proceeds           The gross proceeds to the Company from  the
                    sale of the Shares will be approximately $25,000.00 US, assuming all Shares are sold. Such proceeds will be utilized to make payments required to maintain the Company's Option to acquire an interest in the Property. See "USE OF PROCEEDS."

Plan of Distribution           The Offering is being sold by officers
                    and directors of the Company to persons in Canada who are residents of the Provinces of British Columbia, Alberta, Ontario or Quebec and who are:

                    (A) a spouse, parent, brother, sister or child of a senior officer or director of the Company ;

                    (B) a close friend or business associate of a senior officer or director of the Company; or

                    (C) a company, all of the voting securities of which are beneficially owned by one or more of a spouse, parent, brother, sister, child or close personal friend or business associate of a senior officer or director of the Company.

Dilution                        Investors   in  this  offering   will
                    experience substantial dilution. Dilution represents the difference between the offering price and the net tangible book value per share after the offering. Additional dilution may result from future offerings or from the exercise of future options pursuant to any stock option plan or warrants that may be established by the Company.

Risk Factors                  The securities offered hereby involve a
                    high degree of risk and should not be purchased by anyone who cannot afford the loss of their entire investment. Prospective investors should carefully review and consider the factors set forth in the following section of this Document entitled "RISK FACTORS," as well as the other information set-forth herein, before subscribing for any of the Shares offered hereby.

Local Jurisdictions      The Offering and any subscription for Shares
                    is subject to compliance with all applicable securities laws and other applicable laws of the province or foreign jurisdiction in which any Subscriber for the Offering is resident. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company, in addition to the Subscription Agreement, as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber.


                            RISK FACTORS

An investment in the Shares offered herein is highly speculative and subject to a high degree of risk. Only those persons who can bear the risk of the entire loss of their investment should participate. An investor should carefully consider the risks described below and the other information in this Disclosure before investing in the Company's Common Stock. The risks described below are not the only ones faced. Additional risks that the Company is aware of or that the Company currently believes are immaterial may become important factors that affect the Company's business. If any of the following risks occur, or if others occur, the Company's business, operating results and financial condition could be seriously harmed and the investor may lose all of its investment.

1. Need for Additional Financing, Limited Operating History, Risks of New Business Venture

     While the proceeds of the Offering will be sufficient in order to enable the Company to meet the work program obligations under the Option due by August 31, 2003, the Company will require substantial additional capital to fund the continued exploration of the Property in order to exercise the Option. If the Company does not meet the exploration expenditures required by the Option Agreement, then it will forfeit its interest in the Option and will have no interest in the Property. In addition, other events or circumstances that are not presently anticipated may reduce the time period for which the funds will be sufficient. Other than the Offering, completion of which cannot be assured, the Company has no agreements for additional financing and there can be no assurance that additional funding will be available to the Company on acceptable terms, or at all, to continue operations to the date referred to above, to fund new business opportunities or to execute its business plan. The Company was incorporated in June, 2002 and to date has been involved primarily in organizational activities and has had no revenues. Potential investors should be aware of the difficulties normally encountered by a new enterprise and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties complications and delays encountered in connection with the exploration of its mineral properties which the Company plans to undertake. These include, but are not limited to, unanticipated problems relating to exploration and development, and additional costs and expenses that may exceed current estimates. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful, and there can be no assurance that the Company will generate any operating revenues or ever achieve profitable operations. See "Use of Proceeds" and "Business".

2.   Exploration Risk

     Exploration for minerals is a speculative venture necessarily involving substantial risk. There is not any certainty that the expenditures to be made by the Company in the acquisition of the interests described herein will result in discoveries of commercial quantities of ore. Hazards such as unusual or unexpected formations and other conditions are involved in mineral exploration and development. The Company may become subject to liability for pollution, cave-ins or hazards against which it cannot insure or against which it may elect not to insure. The payment of such liabilities may have a material adverse effect on the Company's financial position.

3.   No Known Bodies of Ore

     There are not any known bodies of ore on the Company's properties. The purpose of the present offering is to raise funds to carry out further exploration with the objective of establishing ore of commercial tonnage and grade. If the Company's exploration programs are successful, additional funds will be required for the development of economic reserves and to place them in commercial production. The only source of future funds presently available to the Company is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only alternative for the financing of further exploration would be the offering by the Company of an interest in its properties to be earned by another party or parties carrying out further exploration or development thereof, which is not presently contemplated.

4.   No Dividends

     Payment of dividends on the Common and Preferred Stock is within the discretion of the Board of Directors and will depend upon the Company's future earnings, its capital requirements and financial condition, and other relevant factors. The Company does not intend to declare any dividends on its Common or Preferred Stock for the foreseeable future.

5.   Concentration of Ownership

     Upon completion of this Offering, current stockholders of the Company will own a majority of the Company's Common Stock. As a result, such persons will have the ability to elect the Board of Directors of the Company and therefore control the Company and direct its affairs and business.

6.   Dilution

     The Offering price is substantially higher than the book value per share. Investors purchasing the Shares in this Offering will therefore incur immediate substantial dilution. See "Dilution."
7.   Offering Price

     The offering price of the Shares was arbitrarily determined by the Company. Among the factors considered in determining the price of the Shares were the uncertain prospects of the Company, the backgrounds of the directors and the current conditions in the financial markets. There is, however, no relationship whatsoever between the offering price of the Shares and the Company's assets, earnings, book value or any other objective criteria of value.

8.   Title Issues

     While the Company has obtained a geological report with respect to its properties, this should not be construed as a guarantee of title. The properties may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. The Company's mining properties have not been surveyed and therefore, the precise locations and areas of the properties may be in doubt.

9.   Competitiveness of Industry

     The mining industry, in general, is intensively competitive and there is not any assurance that even if commercial quantities of ore are discovered, a ready market will exist for sale of same. Numerous factors beyond the control of the Company may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

10.  Lack of Marketability and Liquidity

     There will be no market for the Shares after the Offering and no market may develop in the future. Purchasers of the Shares must be prepared to hold their shares and be able to bear the economic risks of their investment for an indefinite period of time. The Shares have not been registered under the Act or the securities laws of any state. The Company is under no obligation to register the Shares. There can be no assurance that a market or purchasers for the Shares will be available.

11.  Potential Legal, Regulatory, and/or Compliance Risk

     The Company may, with regard to governmental and/or regulatory agencies, be required to comply with certain regulations, and/or potential future regulations, rules, and/or directives. Due to the regulated nature of the industry there is no guarantee that certain regulations may not, in the future, be imposed. Moreover, potential regulatory conditions and/or compliance therewith and the effects of such to the Company, may have a materially adverse affect upon the Company, its business operations, prospects and/or financial condition. Exploration of mineral resources may require approval from governmental regulatory agencies. There can be no assurance that such approval will be obtained, and the cost and delay involved in attempting to obtain approval cannot be known in advance.

12.  Absence of Audited Financial Statements

     The Company has only minimal capitalization and since its inception has realized no revenues. There are no audited financial statements for the Company. Purchasers evaluating an investment in the Company's securities should consider this fact.

13.  Best Efforts Offering

     There can be no assurance that this Offering will be completely sold. If less than the maximum proceeds are available to the Company, the Company's ability to exercise the Option and complete exploration on the Property could be adversely effected. There is no minimum number of Shares to be sold in this Offering. Therefore, the proceeds received from this Offering can be immediately used by the Company.

FOR ALL OF THE AFORESAID REASONS AND OTHERS SET-FORTH AND NOT SET-FORTH HEREIN, THE SHARES OFFERED INVOLVE A CERTAIN DEGREE OF RISK. ANY PERSON CONSIDERING THE PURCHASE OF THESE SHARES SHOULD BE AWARE OF THESE AND OTHER FACTORS SET-FORTH IN THIS OFFERING DOCUMENT AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE COMPANY. THE SHARES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR TOTAL INVESTMENT.
             TERMS OF OFFERING AND PLAN OF DISTRIBUTION

Securities Offered

The Offering consists of the offering of up to 100,000 shares of Common Stock of the Company, par value $0.001 per share (each a "Share"), at a price of $0.25 US per Share (the "Offering").

Sales of Common Stock pursuant to the Offering will commence on the date of this Disclosure Statement and will terminate on September 30, 2002, unless extended by the board of directors of the Company. There is no minimum number of Shares to be sold.

Regulation S

The Offering is being made pursuant to Regulation S of the United States Securities Act of 1933 (the "Act"). The Offering is made to persons who are not "U.S. Persons" as defined by Regulation S of the Act. A "U.S. Person" is defined by Regulation S of the Act to be any person who is:

(1)  any natural person resident in the United States;
(2) Any partnership or corporation organized or incorporated under the laws of the United States;
(3)  any estate of which any executor or administrator is a U.S.
     person;
(4)  any trust of which any trustee is a U.S. person;
(5)  any agency or branch of a foreign entity located in the United
     States;
(6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and
(7)  any partnership or corporation if:
3.   organized  or  incorporated  under  the  laws  of  any   foreign
     jurisdiction; and
4. formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in
Section 230.501(a) of the Act] who are not natural persons, estates or trusts.

By execution of the Subscription Agreement, each subscriber for shares (a "Subscriber") will represent to the Company that the Subscriber is not a U.S. Person and will agree with the Company as follows as a condition of the Company selling Shares to any
Subscriber:

     (1) The Subscriber will resell the Shares only in accordance with the provisions of Regulation S of the Act pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act;

     (2) The Subscriber will not to engage in hedging transactions with regard to the Shares unless in compliance with the Act;

     (3) The Subscriber will acknowledge and agree that all certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Act:

               "THE    SECURITIES   REPRESENTED   BY   THIS
               CERTIFICATE  HAVE NOT BEEN REGISTERED  UNDER
               THE  SECURITIES ACT OF 1933 (THE "ACT"), AND
               HAVE   BEEN  ISSUED  IN  RELIANCE  UPON   AN
               EXEMPTION FROM THE REGISTRATION REQUIREMENTS
               OF   THE   ACT  PROVIDED  BY  REGULATION   S
               PROMULGATED UNDER THE ACT.   SUCH SECURITIES
               MAY  NOT BE REOFFERED FOR SALE OR RESOLD  OR
               OTHERWISE  TRANSFERRED EXCEPT IN  ACCORDANCE
               WITH   THE   PROVISIONS  OF  REGULATION   S,
               PURSUANT TO AN EFFECTIVE REGISTRATION  UNDER
               THE   ACT,   OR  PURSUANT  TO  AN  AVAILABLE
               EXEMPTION FROM REGISTRATION UNDER  THE  ACT.
               HEDGING    TRANSACTIONS    INVOLVING     THE
               SECURITIES  MAY NOT BE CONDUCTED  UNLESS  IN
               COMPLIANCE WITH THE ACT"

     (4) The Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration.

The   Subscribers  for  the  Shares  will  not  be  entitled  to  any registration rights.

Plan of Distribution

The Offering is being sold by officers and directors of the Company to persons who, if residents of Canada, are residents of the Provinces of British Columbia, Alberta, Ontario or Quebec and who are:

     (A) a spouse, parent, brother, sister or child of a senior officer or director of the
          Company ;

     (B) a close friend or business associate of a senior officer or director of the Company; or

     (C) a company, all of the voting securities of which are beneficially owned by one or more of a spouse, parent, brother, sister, child or close personal friend or business associate of a senior officer or director of the Company.

No commissions or other offering remuneration will be paid.

Closing

The Company may complete the Offering by multiple closings at any time during the period of the Offering. The Company may reject or accept any subscription in whole or in part at the discretion of the Company. The Company may close the Offering or any portion of the Offering without notice to subscribers.

Upon acceptance of a subscription by the Company, the Company will deliver to the Subscriber an executed copy of the agreement evidencing the number of Shares subscribed for. If the Company does not accept any subscription or any portion of a subscription, the amount of the subscription not accepted will remain a non-interest payable loan to the Company payable on demand.

Provincial and Foreign Securities Laws

The Offering and any subscription for Shares is subject to compliance with the securities laws and other applicable laws of any province or foreign jurisdiction in which any Subscriber for the Offering is resident, including applicable minimum subscription requirements to ensure availability of prospectus exemptions. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company, in addition to the Subscription Agreement, as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber.

Best Efforts Basis

The Shares are being offered by the Company on a "best efforts". There is no minimum number of Shares to be sold pursuant to this Offering. The Company may immediately use proceeds obtained from this Offering. All proceeds received by the Company from subscribers for the Shares offered hereby will be available to the Company immediately.

Subscription Agreement

Subscription for the Shares shall be made pursuant to a subscription agreement (the "Subscription Agreement") in the form attached to this Disclosure Statement. The Subscription Agreement contains, among other things, customary representations and warranties by the Company, covenants of the Company reflecting the information set forth herein, representations by the investors and appropriate conditions to closing.
Investor Suitability Standards

Investment in the Shares involves a high degree of risk. (See "RISK FACTORS'). Accordingly, investment in the Shares is suitable only for persons of adequate financial means who have no need for liquidity with respect to their investment and have sufficient net worth to sustain a complete loss with respect to their investment. Shares will be sold only to persons who have knowledge and experience in financial and business matters that such investor is capable of evaluating the merits and risks of the investment in the Company, or is relying upon a qualified offeree representative in making the investment decision.

Each prospective investor should retain the advice of such investor's attorney, tax consultant and business advisor with respect to legal, tax, and business aspects of this investment prior to subscribing to Shares.

                          USE OF PROCEEDS

The proceeds to the Company from the sale of the Shares will be $25,000 US if the maximum number of Shares are sold. The Company will use the proceeds of sale to fund the work program due under the Option Agreement which the Company is required to pay by August 31, 2003 in order to maintain the Option. The balance of the proceeds will be used for general working capital.

The actual expenditures of the proceeds of the Offering may differ substantially from the estimated use of proceeds. The actual expenditures of the proceeds of the Offering will be according to the expenditures deemed by the Company and its board of directors to be in the best interests of advancing the business of the Company. The actual expenditures will also vary from the estimated use of proceeds if less than all of the Shares are sold.

The Company anticipates that the net proceeds from the Offering will be sufficient to meet its financial requirements for only a short period of time. The Company, therefore, will require substantial additional capital to fund its contemplated business plan in the near future.


                DESCRIPTION OF BUSINESS AND PROPERTY

Organization

The Company. is a Nevada corporation incorporated on June 18, 2002.

The Company is a natural resource company engaged in the acquisition, exploration and development of mineral properties. The Company has an interest in the properties described below under the heading "Option Agreement". The Company intends to carry out exploration work on the East Red Rock Property in order to ascertain whether the East Red Rock Property possesses commercially developable quantities of Cu-Ni-PGE (Copper-Nickel-Platinum Group Elements), and other precious minerals.

Option Agreement

The Company has entered into an option agreement dated August 21, 2002 (the "Option Agreement") with Klondike Bay Resources (the "Optionor") whereby it has acquired an option to acquire a 75%
interest in certain mineral claims located in the Sudbury Mining District in Ontario (the "East Red Rock Property"). Under the Option Agreement, the Optionor granted Waterloo the exclusive right and option to acquire an undivided 75% right, title and interest in and to the East Red Rock Property (the "Option") for total consideration consisting of cash payments to the Optionor totalling $7,500 US and the incurrence of exploration and development expenditures on the East Red Rock Property (the "Property Expenditures") totalling $200,000 US to be made as follows:

     (A) upon execution of this Agreement, the payment to the Optionor of the sum of $7,500 US;

     (B) by August 31, 2003, the incurrence of Property Expenditures in the amount of $24,000 US;

     (C) by August 31, 2004, the incurrence of Property Expenditures in the further amount of $176,000 US for total aggregate Property Expenditures of $200,000 by August 31, 2004, provided that any Property Expenditures incurred prior to August 31, 2003 which are in excess of $24,000 will be applied to the further required amount of $176,000.


Upon making the cash payments and property expenditures as specified in the Option Agreement, Waterloo will acquire an undivided 75% right, title and interest in and to the East Red Rock Property. In addition, the Option Agreement provides that Waterloo and the Optionor will enter into a joint venture agreement upon Waterloo acquiring a 75% interest in the East Red Rock Property.

Description of Properties

The mineral claims comprising the East Red Rock Property consist of four mineral claims located in the Sudbury Mining District in Ontario, Canada. The claims are described as follows:

PROPERTY DESCRIPTION

                    NAD83, Zone 17;  NTS 41 1/10
            Latitude 46 40' North, Longitude 80 36' West
                       SUDBURY MINING DISTRICT
                               ONTARIO
                               CANADA

List of Claims




    CLAIM NUMBERS          TOWNSHIP/AREA        CURRENT EXPIRY DATE

        1249752               SCADDING         APRIL 4, 2003
        1249753               SCADDING         APRIL 4, 2003
        1249754               SCADDING         APRIL 4, 2003
        1249755               SCADDING         APRIL 4, 2003


Plan of Operations

The Company's business plan is to proceed with the exploration of the East Red Rock Property to determine whether there are commercially exploitable reserves of Cu-Ni-PGE on the East Red Rock Property. The Company has determined to proceed with Phase One of the exploration program outlined in the Geological Report. This exploration program will consist of a geological survey which would include prospecting, geological mapping, testing of soil samples and night-time ultra-violet lamping. The objective of Phase One of the geological work program is to define and to identify drill targets for the drill program which will commence in Phase Two of the recommended work program.

Phase One of the recommended geological work program will cost approximately $24,000. Prior to this Offering, the Company had approximately $64,000 in cash reserves. The Company has raised $76,000 by prior private placement offerings and has applied $7,500 of these funds to acquisition of the Option, $2500 for a current geological report and $2000 to legal fees and expenses of organization. If the Company does not complete the required exploration expenditures of $24,000 by August 31, 2003, then the Option will terminate and the Company will lose all its interest in the East Red Rock Property.


            DIRECTORS, OFFICERS AND SIGNIFICANT EMPLOYEES

The following information sets forth the names of the officers and directors of the Company and their present positions with the
Company:

Name                                         Office(s) Held

Marshall Bertram                             Director and President

Barry L. Whelan                              Director, Secretary and
                                             Treasurer


                  SECURITY OWNERSHIP OF MANAGEMENT
                     AND CERTAIN SECURITY OWNERS

           The following table sets forth, as of August 20, 2002, the beneficial ownership of the Company's Common Stock by each officer and director of the Company, by each person known by the Company to beneficially own more than 10% of the Company's Common Stock outstanding and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly.

Name and address   Number of Shares   Percentage of         Title of class of
                                      beneficial owner of   Common   Stock
                                      Common Stock(1)


Marshall Bertram        500,000             18.87%     Common Stock
Barry L. Whelan         500,000             18.87%     Common Stock


(1) Based on 2,650,000 shares of Common Stock of the Company issued and outstanding on August 20, 2002.

                      SECURITIES BEING OFFERED

                   The securities being offered are the shares of the
Company's common stock, par value $0.001 per share.Under the Company's Articles of Incorporation, the total number of shares of all classes of stock that the Company shall have authority to issue is 110 ,000,000 shares of common stock, par value $0.001 per share (the " Common Stock"). As of August 20, 2002, a total of 2,650,000 shares of Common Stock are issued and outstanding. All issued and outstanding shares of the Common Stock are fully paid and non-assessable.

          Common Stock and Preferred Stock

   Holders of Common Stock and Preferred Stock have the right to cast one vote for each share held of record on all matters submitted to a vote of holders of Common Stock, including the election of directors. Holders of Common and/or Preferred Stock do not have cumulative voting rights in the election of directors. Holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of the Company's stockholders, and the vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

  Holders of Common Stock and Preferred Stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the Board of Directors, from funds legally available therefor. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all assets and funds of the Company remaining after the payment of all debts and other liabilities shall be distributed, pro rata, among the holders of the Common and Preferred Stock. There are no redemption or sinking fund provisions applicable to the Common or Preferred Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

          Share Purchase Warrants and Options

The Company has not issued and does not have outstanding any warrants to purchase shares of the Common or Preferred Stock. The Company has not issued and does not have outstanding any options to purchase shares of the Common or Preferred Stock.

          Convertible Securities

         The Company has not issued and does not have outstanding any securities convertible into shares of Common or Preferred Stock or any rights convertible or exchangeable into shares of Common or Preferred Stock.

          Recent Issuances of Securities

    The Company has completed the issuance of 1,000,000 shares of the Company's common stock pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act") on June 24, 2002. Of the 1,000,000 shares,
500,000 shares were issued to Marshall Bertram, the President and a director of the Company, at a price of $0.001 per share. The balance of 500,000 shares were issued to Barry L. Whelan, the Secretary and Treasurer of the Company, at a price of $0.001 per share.

 The Company has completed a private placement of 1,000,000 shares of the Company's common stock pursuant to Regulation S of the 1933 Act on July 31, 2002. All shares were issued at a price of $0.01 per share.

    The Company has completed a separate private placement of 650,000 shares of the Company's common stock pursuant to Regulation S of the 1933 Act on August 20, 2002. All shares were issued at a price of $0.10 per share.

                             LITIGATION

The Company is not party to any legal proceedings. Management of the Company is not aware of any threatened legal proceedings which, if successful against the Company, would have a materially adverse effect on the Company.



          FINANCIAL STATEMENTS

The Company has not at this time prepared any financial statements.

          ADDITIONAL ATTACHMENTS

The following additional attachments are attached to this Disclosure Statement:

Attachment                                   Description

No. 1                               Subscription Agreement
No. 2                               Option Agreement
No. 3                               Geological Report








EXHIBIT 4.1
SUBSCRIPTION AGREEMENTS


                       SUBSCRIPTION AGREEMENT

                       WATERLOO VENTURES, INC.

SUBSCRIPTION AGREEMENT made as of this24th day of June, 2002 between WATERLOO VENTURES, INC., a Nevada corporation (the "Company") and Marshall Bertram (the "Subscriber").

WHEREAS:

A.             The Subscriber is a director of the Company.

B. The Subscriber desires to acquire 500,000 shares of common stock of the Company at a price of $0.001 US per share (the "Shares").

5. The Company desires to accept the Subscriber's subscription for the Shares.


NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:


1.             SUBSCRIPTION FOR SHARES

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase the Shares from the Company at a price equal to $0.001 US per Share and the Company agrees to sell the Shares to the Subscriber

1.2 The purchase price is payable by the Subscriber to the Company contemporaneously with the execution and delivery of this Subscription Agreement.

1.3 The certificates representing the Shares sold pursuant to this Offering will be "restricted shares", as contemplated under United States Securities Act of 1933, and will be endorsed with the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION."

1.4 The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the Subscriber's address indicated herein.

2.             REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

2.1              The  Subscriber  hereby  severally  represents   and
          warrants to the Company as follows:

     (1) The Subscriber recognizes that the purchase of Shares involves a high degree of risk in that the Company has only recently commenced its proposed business and may require substantial funds in addition to the proceeds of this subscription;
(1)
     (2) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;

     (3) the Subscriber has such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction;

     (4)  the Subscriber is a director of the Company;

     (5) the Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future and accordingly the Subscriber may not be able to liquidate its investment.

     (6) The Subscriber hereby acknowledges that this offering of Shares by the Company has not been reviewed by the United States Securities and Exchange Commission ("SEC") and that the Shares are being issued by the Company pursuant to an exemption from registration provided by
          Section 4(2) to the United States Securities Act.

     (7) the Subscriber is acquiring the Shares as principal for the Subscriber's own benefit;

     (8)  the Subscriber is not aware of any advertisement of the Shares.

     (9) Subscriber is acquiring the Shares subscribed to hereunder as an investment for Subscriber's own account, not as a nominee or agent, and not with a view toward the resale or distribution of any part thereof, and Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same;

     (10) Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares sold hereby;

     (11) Subscriber has full power and authority to enter into this Agreement which constitutes a valid and legally binding obligation, enforceable in accordance with its terms;

     (12) Subscriber can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Shares;

3.             REPRESENTATIONS BY THE COMPANY

3.1       The Company represents and warrants to the Subscriber that:

     (A) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

     (B) Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

4.             MISCELLANEOUS

4.1 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.
4.2 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.



IN WITNESS WHEREOF, this Subscription Agreement is executed as of the day and year first written above.


Number of Shares             500,000 Shares of Common Stock
Subscribed For:

Signatory of
Subscriber:

Name of Subscriber:                 Marshall Bertram

Address of Subscriber:              15652 Aster Road
                                    Surrey, B.C.
                                    Canada  V4A 1Y5

ACCEPTED BY:

WATERLOO VENTURES, INC.

Signature of Authorized Signatory:


Name of Authorized Signatory:     Barry L. Whelan


Position of Authorized Signatory: Director/Secretary/Treasurer


Date of Acceptance:














     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. UPON ANY SALE, SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE
     REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

                      SUBSCRIPTION AGREEMENT

                       WATERLOO VENTURES, INC.

SUBSCRIPTION AGREEMENT made as of this _____ day of ______________, 2002 between WATERLOO VENTURES, INC., a Nevada corporation with its registered office at 50 West Liberty Street, Suite 880, Reno, Nevada 89501 (the "Company") and the undersigned (the "Subscriber").

WHEREAS:

A. The Company desires to issue a maximum of 1,000,000 shares of common stock of the Company at a price of $0.01 US per share (the "Offering") pursuant to Regulation S of the United States Securities Act of 1933 (the "Act").

B. The Subscriber desires to acquire the number of shares of the Offering set forth on the signature page hereof (the "Shares") on the terms and subject to the conditions of this Subscription Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

6.   SUBSCRIPTION FOR SHARES

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set forth upon the signature page hereof at a price equal to $0.01 US per Share. Upon execution, the subscription by the Subscriber will be irrevocable.

1.2         The   purchase  price  is  payable  by   the   Subscriber
contemporaneously   with  the  execution   and   delivery   of   this
Subscription Agreement.

1.3 Upon execution by the Company, the Company agrees to sell such Shares to the Subscriber for said purchase price subject to the Company's right to sell to the Subscriber such lesser number of Shares as it may, in its sole discretion, deem necessary or desirable.

1.4 Any acceptance by the Company of the Subscriber is conditional upon compliance with all securities laws and other applicable laws of the jurisdiction in which the Subscriber is resident. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber. The Company will not grant any registration or other qualification rights to any Subscriber.


7.   REGULATION S AGREEMENTS OF THE SUBSCRIBER

2.1 The Subscriber agrees to resell the Shares only in accordance with the provisions of Regulation S of the Act pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act.

2.2 The Subscriber agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Act.

2.3         The   Subscriber  acknowledges  and   agrees   that   all
certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Act:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN
          ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM
          REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT"

2.4 The Subscriber and the Company agree that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration.

8.   REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

3.1 The Subscriber represents and warrants to the Company and acknowledges that the Company is relying upon the Subscriber's representations and warranties in agreeing to sell the Shares to the Subscriber that:

     (1) The Subscriber is not a "U.S. Person" as defined by Regulation S of the Act and is not acquiring the Shares for the account or benefit of a U.S. Person.

            A "U.S. Person" is defined by Regulation S of the Act to be any person who is:

 any natural person resident in the United States;

 any partnership  or corporation organized or incorporated under  the laws of the United States;

 any estate of which any executor or administrator is a U.S. person;

 any trust of which any trustee is a U.S. person;

 any agency or branch  of  a  foreign entity located  in  the  United
 States;

               any non-discretionary  account  or similar account
               (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

 any partnership or corporation if:

organized or incorporated under the laws of any foreign jurisdiction; and

formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in
Section 230.501(a) of the Act] who are not natural persons, estates or trusts.

       The   Subscriber  recognizes  that  the  purchase  of   Shares
          involves a high degree of risk in that the Company has only recently commenced its proposed business and may require substantial funds in addition to the proceeds of this private placement;

       An investment  in the Company is highly speculative  and  only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;

       The Subscriber has had full opportunity to review information regarding the business and financial condition of the Company with the Subscriber's legal and financial advisers prior to execution of this Subscription Agreement;

       The Subscriber has such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction.

       The Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future and accordingly the Subscriber may not be able to liquidate its investment.

       The  Subscriber  hereby  acknowledges that  this  offering  of
          Shares has not been reviewed by the United States Securities and Exchange Commission (the "SEC") and that the Shares are being issued by the Company pursuant to an exemption from registration provided by Regulation S pursuant to the United States Securities Act.

       The Subscriber is acquiring the Shares as principal for the Subscriber's own benefit;

       The Subscriber is not aware of any advertisement of the Shares.

       The   Subscriber   is  acquiring  the  Shares  subscribed   to
          hereunder as an investment for the Subscriber's own account, not as a nominee or agent, and not with a view toward the resale or distribution of any part thereof, and the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same;

       The Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares sold hereby;

       The Subscriber has full power and authority to enter into this Agreement which constitutes a valid and legally binding obligation, enforceable in accordance with its terms;

       Subscriber can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Shares;

       The Subscriber has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Shares and/or any use of this Agreement, including (i) the legal requirements within his/her jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.

9.   REPRESENTATIONS BY THE COMPANY

4.1       The Company represents and warrants to the Subscriber that:

     (A) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

     (B) Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

     (C) The issued and outstanding shares of the Company consists of 1,650,000 shares of the Company's common stock prior to the completion of the issue of any shares of the Company's common stock pursuant to this Offering.

10.  TERMS OF SUBSCRIPTION

5.1 Pending acceptance of this subscription by the Company, all funds paid hereunder shall be deposited by the Company and immediately available to the Company for the purposes set forth in the disclosure statement. In the event the subscription is not accepted, the subscription funds will constitute a non-interest bearing demand loan of the Subscriber to the Company.

5.2 The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the Subscriber's address indicated herein.

5.3         The   Subscriber  acknowledges  and   agrees   that   the
subscription for the Shares and the Company's acceptance of the subscription is not subject to any minimum subscription for the Offering.

11.  MISCELLANEOUS

6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its registered office, at 50 West Liberty Street, Suite 880, Reno, Nevada 89501, Attention: Mr. Marshall Bertram, President, and to the Subscriber at his address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

6.2 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

6.3 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.


12.  REPRESENTATIONS BY ALBERTA, BRITISH COLUMBIA, ONTARIO AND QUEBEC
          RESIDENTS

7.1 If the Subscriber is a resident of Canada, the Subscriber represents to the Company that the Subscriber is a resident of the Province of Alberta, British Columbia, Ontario or Quebec and the Subscriber is (Residents of Alberta, British Columbia, Ontario or Quebec must circle one, as appropriate, and add the name of the senior officer or director of the Company):

     (i)  a   spouse,   parent,   brother,   sister   or   child   of
          _______________________, a senior officer or director of the Company ;

     (ii) a     close    friend    or    business    associate     of
          _________________________, a senior officer or director of the Company , or

     (iii) a company, all of the voting securities of which are beneficially owned by one or more of a spouse, parent, brother, sister, child or close personal friend or business associate of ____________________, a senior officer or director of the Company.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the day and year first written above.



 Number of Shares                            common shares
 Subscribed For:


 Signature of
 Subscriber:

 Name of Subscriber:

 Address of Subscriber:




ACCEPTED BY:

WATERLOO VENTURES, INC.

Signature of Authorized Signatory:


Name of Authorized Signatory:


Position of Authorized Signatory:

Date of Acceptance:










     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. UPON ANY SALE, SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE
     REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

                      SUBSCRIPTION AGREEMENT

               WATERLOO VENTURES, INC.

SUBSCRIPTION AGREEMENT made as of this _____ day of ____________, 2002 between WATERLOO VENTURES, INC., a Nevada corporation with its registered office at 50 West Liberty Street, Suite 800, Reno, Nevada 89501 (the "Company") and the undersigned (the "Subscriber").

WHEREAS:

A.         The Company has completed the issuance of 1,000,000 shares
  of  the Company's common             stock at a price of $0.001  US
  pursuant  to  Section  4(2) of the Securities  Act  1933       (the
  "1933      Act").

B.   The  Company  has  completed a private  placement  of  1,000,000 shares of the Company's common stock at a price of $0.01 US pursuant to Regulation S of the 1933 Act.

C. The Company desires to issue a maximum of 650,000 shares of common stock of the Company at a price of $0.10 US per share (the "Offering") pursuant to Regulation S of the United States Securities Act of 1933 (the "Act").

D. The Subscriber desires to acquire the number of shares of the Offering set forth on the signature page hereof (the "Shares") on the terms and subject to the conditions of this Subscription Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

13.  SUBSCRIPTION FOR SHARES

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set forth upon the signature page hereof at a price equal to $0.10 US per Share. Upon execution, the subscription by the Subscriber will be irrevocable.

1.2         The   purchase  price  is  payable  by   the   Subscriber
contemporaneously   with  the  execution   and   delivery   of   this
Subscription Agreement.

1.3 Upon execution by the Company, the Company agrees to sell such Shares to the Subscriber for said purchase price subject to the Company's right to sell to the Subscriber such lesser number of Shares as it may, in its sole discretion, deem necessary or desirable.

1.4 Any acceptance by the Company of the Subscriber is conditional upon compliance with all securities laws and other applicable laws of the jurisdiction in which the Subscriber is resident. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber. The Company will not grant any registration or other qualification rights to any Subscriber.


2.   REGULATION S AGREEMENTS OF THE SUBSCRIBER

2.1 The Subscriber agrees to resell the Shares only in accordance with the provisions of Regulation S of the Act pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act.

2.2 The Subscriber agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Act.

2.3         The   Subscriber  acknowledges  and   agrees   that   all
certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Act:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN
          ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM
          REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT"

2.4 The Subscriber and the Company agree that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration.
3.   REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

3.1 The Subscriber represents and warrants to the Company and acknowledges that the Company is relying upon the Subscriber's representations and warranties in agreeing to sell the Shares to the Subscriber that:

     (1) The Subscriber is not a "U.S. Person" as defined by Regulation S of the Act and is not acquiring the Shares for the account or benefit of a U.S. Person.

            A "U.S. Person" is defined by Regulation S of the Act to be any person who is:

 (1)  any natural person resident in the United States;

 (2)  any partnership or corporation organized or incorporated  under the laws of the United States;

 (3)  any estate  of  which any executor or administrator is  a  U.S.
               person;

 (4)  any trust of which any trustee is a U.S. person;

 (5)  any agency  or branch of a foreign entity located in the United
               States;

 (6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

 (7)  any partnership or corporation if:

organized or incorporated under the laws of any foreign jurisdiction; and

formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in
Section 230.501(a) of the Act] who are not natural persons, estates or trusts.

       (2) The Subscriber recognizes that the purchase of Shares involves a high degree of risk in that the Company has only recently commenced its proposed business and may require substantial funds in addition to the proceeds of this private placement;

       (3) An investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;

       (4) The Subscriber has received and has had full opportunity to review the Company's information regarding the business and financial condition of the Company with the Subscriber's legal and financial advisers prior to execution of this Subscription Agreement;

       (5) The Subscriber has such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction.

       (6) The Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future and accordingly the Subscriber may not be able to liquidate its investment.

       (7) The Subscriber hereby acknowledges that this offering of Shares has not been reviewed by the United States Securities and Exchange Commission (the "SEC") and that the Shares are being issued by the Company pursuant to an exemption from registration provided by Regulation S pursuant to the United States Securities Act.

       (8) The Subscriber is acquiring the Shares as principal for the Subscriber's own benefit;

       (9)  The Subscriber is not aware of any advertisement of the Shares.

       (10) The Subscriber is acquiring the Shares subscribed to hereunder as an investment for the Subscriber's own account, not as a nominee or agent, and not with a view toward the resale or distribution of any part thereof, and the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same;

       (11) The Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares sold hereby;

       (12) The Subscriber has full power and authority to enter into this Agreement which constitutes a valid and legally binding obligation, enforceable in accordance with its terms;

       (13) Subscriber can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Shares;

       (14) The Subscriber has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Shares and/or any use of this Agreement, including (i) the legal requirements within his/her jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.


14.  REPRESENTATIONS BY THE COMPANY

4.1       The Company represents and warrants to the Subscriber that:

     (A) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.
          (B) Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

     (C) The issued and outstanding shares of the Company consists of 2,000,000 shares of the Company's common stock prior to the completion of the issue of any shares of the Company's common stock pursuant to this Offering.


15.  TERMS OF SUBSCRIPTION

5.1 Pending acceptance of this subscription by the Company, all funds paid hereunder shall be deposited by the Company and immediately available to the Company for the purposes set forth in the disclosure statement. In the event the subscription is not accepted, the subscription funds will constitute a non-interest bearing demand loan of the Subscriber to the Company.

5.2 The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the Subscriber's address indicated herein.

5.3         The   Subscriber  acknowledges  and   agrees   that   the
subscription for the Shares and the Company's acceptance of the subscription is not subject to any minimum subscription for the Offering.


16.  MISCELLANEOUS

6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its registered office, at 50 West Liberty Street, Suite 800, Reno, Nevada 89501 Attention: Mr. Marshall Bertram, President, and to the
Subscriber at his address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

6.2 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

6.3 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.








        ( THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK)








17.  REPRESENTATIONS BY ALBERTA, BRITISH COLUMBIA, ONTARIO AND QUEBEC
     RESIDENTS

7.1 If the Subscriber is a resident of Canada, the Subscriber represents to the Company that the Subscriber is a resident of the Province of Alberta, British Columbia, Ontario or Quebec and the Subscriber is (Residents of Alberta, British Columbia, Ontario or Quebec must circle one, as appropriate, and add the name of the senior officer or director of the Company):

     (i)  a   spouse,   parent,   brother,   sister   or   child   of
          _______________________, a senior officer or director of the Company ;

     (ii) a     close    friend    or    business    associate     of
          _________________________, a senior officer or director of the Company , or

     (iii) a company, all of the voting securities of which are beneficially owned by one or more of a spouse, parent, brother, sister, child or close personal friend or business associate of ____________________, a senior officer or director of the Company.


IN WITNESS WHEREOF, this Subscription Agreement is executed as of the day and year first written above.


 Number of Shares
 Subscribed For:                              common shares


 Signature of Subscriber:


 Name of Subscriber:

 Address of Subscriber:



ACCEPTED BY:

WATERLOO VENTURES, INC.

Signature of Authorized Signatory:


Name of Authorized Signatory:


Position of Authorized Signatory:


Date of Acceptance:











     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. UPON ANY SALE, SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE
     REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

                      SUBSCRIPTION AGREEMENT

                       WATERLOO VENTURES, INC.

SUBSCRIPTION AGREEMENT made as of this _____ day of ________, 2002 between WATERLOO VENTURES, INC., a Nevada corporation with its registered office at 50 West Liberty Street, Suite 880, Reno, Nevada 89501 (the "Company") and the undersigned (the "Subscriber").

WHEREAS:

A.   The  Company  has entered into an option agreement dated  August
     21, 2002 with Klondike Bay Resources (the "Option Agreement") for the acquisition of a 75% interest of certain mineral claims in the Sudbury Mining District in the Ontario, Canada (the "Property").
     The Company has completed cash payments to Klondike Bay Resources totaling $7,500 as required to maintain its interest in the Option
     Agreement.     The  Company is required to complete  exploration
     expenditures on the Property totaling $22,000 by August 31, 2003 and, in aggregate, $210,000 by August 31, 2004 in order to exercise its option.

B. The Company has received a geological report on the mineral claims (the "Geological Report"). The Geological Report recommends a two phase work program on the Property. The Company has determined to proceed with phase one of the geological work program with an estimated cost of $22,000.

C. The Company desires to issue a maximum of 100,000 shares of common stock of the Company at a price of $0.25 US per share (the "Offering") pursuant to Regulation S of the United States Securities Act of 1933 (the Act) in order to provide additional working capital for the Company's operations.

D. The Company has delivered to the Subscriber a copy of the Company's disclosure statement dated August 23, 2002 (the "Disclosure Statement").

E. The Subscriber desires to acquire the number of shares of the Offering set forth on the signature page hereof (the "Shares") on the terms and subject to the conditions of this Subscription Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

18.  SUBSCRIPTION FOR SHARES

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set forth upon the signature page hereof at a price equal to $0.25 US per Share. Upon execution, the subscription by the Subscriber will be irrevocable.

1.2         The   purchase  price  is  payable  by   the   Subscriber
contemporaneously   with  the  execution   and   delivery   of   this
Subscription Agreement.

1.3 Upon execution by the Company, the Company agrees to sell such Shares to the Subscriber for said purchase price subject to the Company's right to sell to the Subscriber such lesser number of Shares as it may, in its sole discretion, deem necessary or desirable.

1.4 Any acceptance by the Company of the Subscriber is conditional upon compliance with all securities laws and other applicable laws of the jurisdiction in which the Subscriber is resident. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber. The Company will not grant any registration or other qualification rights to any Subscriber.


2.   REGULATION S AGREEMENTS OF THE SUBSCRIBER

2.1 The Subscriber agrees to resell the Shares only in accordance with the provisions of Regulation S of the Act pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act.

2.2 The Subscriber agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Act.

2.3         The   Subscriber  acknowledges  and   agrees   that   all
certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Act:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN
          ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM
          REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT"

2.4 The Subscriber and the Company agree that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration.

3.   REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

3.1 The Subscriber represents and warrants to the Company and acknowledges that the Company is relying upon the Subscriber's representations and warranties in agreeing to sell the Shares to the Subscriber that:

     (1) The Subscriber is not a "U.S. Person" as defined by Regulation S of the Act and is not acquiring the Shares for the account or benefit of a U.S. Person.

            A "U.S. Person" is defined by Regulation S of the Act to be any person who is:

          (a)  any natural person resident in the United States;

          (b) any partnership or corporation organized or incorporated under the laws of the United States;

          (c)  any estate of which any executor or administrator is a U.S.
               person;

          (d)  any trust of which any trustee is a U.S. person;

          (e) any agency or branch of a foreign entity located in the United States;

          (f) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

          (g)  any partnership or corporation if:

organized or incorporated under the laws of any foreign jurisdiction; and

formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in
Section 230.501(a) of the Act] who are not natural persons, estates or trusts.

       (15) The Subscriber recognizes that the purchase of Shares involves a high degree of risk in that the Company has only recently commenced its proposed business and may require substantial funds in addition to the proceeds of this private placement.

       (16) An investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares.

       (17) The Subscriber has received and has had full opportunity to review the Company's Disclosure Statement, a copy of Option Agreement, a copy of the Geological Report and information regarding the business and financial condition of the Company with the Subscriber's legal and financial advisers prior to execution of this Subscription Agreement.

       (18) The Subscriber has such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction.

       (19) The Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future and accordingly the Subscriber may not be able to liquidate its investment.

       (20) The Subscriber hereby acknowledges that this offering of Shares has not been reviewed by the United States Securities and Exchange Commission (the "SEC") and that the Shares are being issued by the Company pursuant to an exemption from registration provided by Regulation S pursuant to the United States Securities Act.

       (21) The Subscriber is acquiring the Shares as principal for the Subscriber's own benefit.

       (22) The Subscriber is not aware of any advertisement of the Shares.

       (23) The Subscriber is acquiring the Shares subscribed to hereunder as an investment for the Subscriber's own account, not as a nominee or agent, and not with a view toward the resale or distribution of any part thereof, and the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same.

       (24) The Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares sold hereby.

       (25) The Subscriber has full power and authority to enter into this Agreement which constitutes a valid and legally binding obligation, enforceable in accordance with its terms.

       (26) Subscriber can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Shares.

       (27) The Subscriber has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Shares and/or any use of this Agreement, including (i) the legal requirements within his/her jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.



19.  REPRESENTATIONS BY THE COMPANY

4.1       The Company represents and warrants to the Subscriber that:

     (1) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

     (2) Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

     (3) The issued and outstanding shares of the Company consists of 2,650,000 shares of the Company's common stock prior to the completion of the issue of any shares of the Company's common stock pursuant to this Offering.


20.  TERMS OF SUBSCRIPTION

5.1 Pending acceptance of this subscription by the Company, all funds paid hereunder shall be deposited by the Company and immediately available to the Company for the purposes set forth in the disclosure statement. In the event the subscription is not accepted, the subscription funds will constitute a non-interest bearing demand loan of the Subscriber to the Company.

5.2 The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the Subscriber's address indicated herein.

5.3         The   Subscriber  acknowledges  and   agrees   that   the
subscription for the Shares and the Company's acceptance of the subscription is not subject to any minimum subscription for the Offering.


21.  MISCELLANEOUS

6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its registered office, at 50 West Liberty Street, Suite 880, Reno, Nevada 89501, Attention: Mr. Marshall Bertram, President, and to the Subscriber at his address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

6.2 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

6.3 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.
22.  REPRESENTATIONS BY ALBERTA, BRITISH COLUMBIA, ONTARIO AND QUEBEC
     RESIDENTS

7.1 If the Subscriber is a resident of Canada, the Subscriber represents to the Company that the Subscriber is a resident of the Province of Alberta, British Columbia, Ontario or Quebec and the Subscriber is (Residents of Alberta, British Columbia, Ontario or Quebec must circle one, as appropriate, and add the name of the senior officer or director of the Company):

     (i)  a   spouse,   parent,   brother,   sister   or   child   of
          _______________________, a senior officer or director of the Company;

     (ii) a     close    friend    or    business    associate     of
          _________________________, a senior officer or director of the Company, or

(iii) a company, all of the voting securities of which are beneficially owned by one or more of a spouse, parent, brother, sister, child or close personal friend or business associate of ____________________, a senior officer or director of the Company.


IN WITNESS WHEREOF, this Subscription Agreement is executed as of the day and year first written above.


 Number of Shares                             common shares
 Subscribed For:



 Signature of Subscriber:

 Name of Subscriber:

 Address of Subscriber:




ACCEPTED BY:

WATERLOO VENTURES, INC.

Signature  of Authorized
Signatory:

Name    of    Authorized
Signatory:

Position  of  Authorized
Signatory:

Date of Acceptance:






EXHIBIT 5.1
LEGAL OPINION WITH CONSENT TO USE

                            ARTHUR J. FROST LTD.
                            Arthur  J. Frost, Esquire
                            150 South Roosevelt Road, Suite 1073
                            Mesa,Arizona, 85202

Telephone: 480- 967-6720


August 30, 2002

Waterloo Ventures Inc.
1066 West Hastings Street, Suite 2120
Vancouver, British Columbia, Canada
Attention: Marshall Bertram, President

Re:  Waterloo Ventures Inc.'s Registration Statement on Form SB-2

Ladies and Gentlemen:

I have acted as independent counsel for Waterloo Ventures Inc., a Nevada corporation (the "Company"), in connection with the Company's registration statement on Form SB-2 (the"Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of certain shares of the Company's common stock.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as I have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to myself as originals, and conformity with the originals of all documents submitted to myself as copies thereof. In addition, I have made such other examinations of law and fact as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, I am of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and nonassessable. This opinion is based on Nevada general corporate law.


Very truly yours,




/S/ Arthur J. Frost
________________________________
Arthur J Frost, Attorney at Law










Waterloo Ventures Inc.
August 30, 2002
Page 2


I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to myself under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,




/S/ Arthur J. Frost
__________________________________
Arthur J. Frost, Attorney at Law



EXHIBIT 6.0
OPTION AGREEMENT
                          OPTION AGREEMENT


THIS AGREEMENT is dated for reference the 21st day of August, 2002.


BETWEEN:

               KLONDIKE BAY RESOURCES
An Ontario Company with an address at
               326 Penman Avenue
               Garson, Ontario  P3L 1S5


               (the "Optionor")
                                                    OF THE FIRST PART

AND:
               WATERLOO VENTURES, INC.
               a Nevada corporation with its registered address at Suite 880, 50 West Liberty Drive
               Reno, Nevada  89501

               ("Waterloo")
                                                       OF SECOND PART


WHEREAS:

A. The Optionor is the owner of an undivided 100% right, title and interest in and to mineral claims described in this Agreement;

B. Waterloo wishes to acquire the option to acquire a 75% interest in the Optionor's property on the terms and subject to the conditions contained in this Agreement;


NOW  THEREFORE THIS AGREEMENT WITNESSES that in consideration of  the
premises   and  the  mutual  covenants  and  agreements   hereinafter
contained, the parties hereto agree as follows:

1.   DEFINITIONS

1.1 In this Agreement, the following terms will have the meaning set forth below:

     (A) "Exploration and Development" means any and all activities comprising or undertaken in connection with the exploration and development of the Property, the construction of a mine and mining facilities on or in proximity to the Property and placing the Property into commercial production;

     (B)  "Property" means and includes:

          (i) the mining claims in the Sudbury Mining District, Ontario, Canada listed in Schedule A to this Agreement; and

          (ii) all rights and appurtenances pertaining to the mining claims listed in Schedule A, including all water and water rights, rights of way, and easements, both recorded and unrecorded, to which the Optionor is entitled;

     (C) "Property Expenditures" means all reasonable and necessary monies expended on or in connection with Exploration and Development as determined in accordance with generally accepted accounting principles including, without limiting the generality of the foregoing:

          (i) the cost of entering upon, surveying, prospecting and drilling on the Property;

          (ii) the cost of any geophysical, geochemical and geological reports or surveys relating to the Property;

          (iii) all filing and other fees and charges necessary or advisable to keep the Property in good standing with any regulatory authorities having jurisdiction;

    (iv) all rentals, royalties, taxes (exclusive of all income taxes and mining taxes based on income and which are or may be assessed against any of the parties hereto) and any assessments whatsoever, whether the same constitute charges on the Property or arise as a result of the operation thereon;

    (v) the cost, including rent and finance charges, of all buildings, machinery, tools, appliances and equipment and related capital items that may be erected, installed and used from time to time in connection with Exploration and Development;

    (vi) the cost of construction and maintenance of camps required for Exploration and Development;

    (vii) the cost of transporting persons, supplies, machinery and equipment in connection with Exploration and Development;

    (viii) all wages and salaries of persons engaged in Exploration and Development and any assessments or levies made under the authority of any regulatory body having jurisdiction with respect to such persons or supplying food, lodging and other reasonable needs for such persons;

    (ix) all costs of consulting and other engineering services including
         report         preparation;
    (x) the cost of compliance with all statutes, orders and regulations respecting environmental reclamation, restoration and other like work required as a result of conducting Exploration and Development; and

    (xi) all costs of searching for, digging, working, sampling, transporting, mining and procuring diamonds, other minerals, ores, and metals from and out of the Property;

2.   OPTION

2.1 The Optionor hereby grants to Waterloo the exclusive right and option to acquire an undivided 75% right, title and interest in and to the Property (the "Option") for total consideration consisting of a 1% Net Smelter Return attached as schedule "C" hereto, cash payments to the Optionor totalling $7,500 US and the incurrence of Property Expenditures totalling $200,000 US to be made as follows:

     (A) upon execution of this Agreement, the payment to the Optionor of the sum of $7,500 US;

     (D)       by August 31, 2003, the incurrence of Property Expenditures
       in the amount      of $24,000 US;

     (E)       by August 31, 2004, the incurrence of Property Expenditures
       in  the further      amount of $176,000 US for total aggregate
       Property Expenditures of               $200,000 by August 31, 2004,
       provided that any Property Expenditures           incurred prior to
       August 31, 2003 which are in excess of $24,000 will be applied to the further required amount of $176,000.

2.2 Upon making the cash payments and Property Expenditures as specified in Paragraph 2.1, Waterloo shall have acquired an undivided 75% right, title and interest in and to the Property.

2.3 This Agreement is an option only and the doing of any act or the making of any payment by Waterloo shall not obligate Waterloo to do any further acts or make any further payments.

3.   TRANSFER OF TITLE

3.1 Upon execution of this Agreement, Waterloo shall be entitled to record this Agreement against title to the Property.

3.2 Upon making the cash payments and Property Expenditures as specified in Paragraph 2.1, the Optionor shall deliver to Waterloo a duly executed bill of sale or quit claim deed and such other executed documents of transfer as required, in the opinion of Waterloo's lawyers, for the transfer of an undivided 75% interest in the Property to Waterloo.

4.   JOINT VENTURE

4.1 Upon Waterloo acquiring an interest in the Property pursuant to paragraph 2.1, the Optionor and Waterloo agree to join and participate in a single purpose joint venture ( the "Joint Venture") for the purpose of further exploring and developing and, if economically and politically feasible, constructing and operating a mine on the Property. The Joint Venture shall be governed by an agreement which shall be in the form of joint venture agreement attached as Schedule B hereto.

5.
     RIGHT OF ENTRY

5.1 During the currency of this Agreement, Waterloo, its servants, agents and workmen and any persons duly authorised by Waterloo, shall have the right of access to and from and to enter upon and take possession of and prospect, explore and develop the Property in such manner as Waterloo in its sole discretion may deem advisable for the purpose of incurring Property Expenditures as contemplated by Section 2, and shall have the right to remove and ship therefrom ores, minerals, metals, or other products recovered in any manner therefrom.

6.   COVENANTS OF WATERLOO

6.1  Waterloo covenants and agrees that:

     (A) during the term of this Agreement, Waterloo shall keep the Property clear of all liens, encumbrances and other charges and shall keep the Optionor indemnified in respect thereof;

     (B) Waterloo shall carry on all operations on the Property in a good and workmanlike manner and in compliance with all applicable governmental regulations and restrictions including but not limited to the posting of any reclamation bonds as may be required by any governmental regulations or regulatory authorities;

     (C) during the term of the option herein, Waterloo shall pay or cause to be paid any rates, taxes, duties, royalties, workers' compensation or other assessments or fees levied with respect to its operations thereon and in particular Waterloo shall pay the yearly claim maintenance payments necessary to maintain the claims in good standing;

     (D) Waterloo shall maintain books of account in respect of its expenditures and operations on the Property and, upon reasonable notice, shall make such books available for inspection by representatives of the Optionor;

     (E) Waterloo shall allow any duly authorised agent or representative of the Optionor to inspect the Property at reasonable times and intervals and upon reasonable notice given to Waterloo, provided however, that it is agreed and understood that any such agent or representative shall be at his own risk in respect of, and Waterloo shall not be liable for, any injury incurred while on the Property, howsoever caused;

     (F) Waterloo shall allow the Optionor access at reasonable times to all maps, reports, sample results and other technical data prepared or obtained by Waterloo in connection with its operations on the Property;

     (G) Waterloo shall indemnify and save the Optionor harmless of and from any and all costs, claims, loss and damages whatsoever incidental to or arising out of any work or operations carried out by or on behalf of Waterloo on the Property, including any liability of an environmental nature.

7.   REPRESENTATIONS AND WARRANTIES

7.1  The Optionor hereby represents and warrants that:

     (A) the Property is in good standing with all regulatory authorities having jurisdictions and all required claim maintenance payments have been made;

     (B) it has not done anything whereby the mineral claims comprising the Property may be in any way encumbered;

     (C) it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

     (D) the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its Board of Directors.

7.2  Waterloo hereby represents and warrants that:

     (A) it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

     (B) the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its Board of Directors.

8.   ASSIGNMENT

8.1 With the consent of the other party, which consent shall not be unreasonably withheld, Waterloo and the Optionor has the right to assign all or any part of its interest in this Agreement and or in the Property, subject to the terms and conditions of this Agreement. It shall be a condition precedent to any such assignment that the assignee of the interest being transferred agrees to be bound by the terms of this Agreement, insofar as they are applicable.

9.   CONFIDENTIALITY OF INFORMATION

9.1 Each of Waterloo and the Optionor shall treat all data, reports, records and other information of any nature whatsoever relating to this Agreement and the Property as confidential, except where such information must be disclosed for public disclosure requirements of a public company.

10.  TERMINATION

10.1 Until such time as Waterloo has acquired an undivided 75% interest in the Property pursuant to Section 2, this Agreement shall terminate upon any of the following events:

     (A) upon the failure of Waterloo to make a payment or incur Property Expenditures required by and within the time limits prescribed by Paragraph 2.1;

     (B) in the event that Waterloo, not being at the time in default under any provision of this Agreement, gives 30 day's written notice to the Optionor of the termination of this Agreement;

     (C) in the event that Waterloo shall fail to comply with any of its obligations hereunder, other than the obligations contained in Paragraph 2.1, and subject to Paragraph 11.1, and within 30 days of receipt by Waterloo of written notice from the Optionor of such default, Waterloo has not:

          (i) cured such default, or commenced proceedings to cure such default and prosecuted same to completion without undue delay; or

          (ii) given the Optionor notice that it denies that such default has occurred.

     (D) delivery of notice of termination by Waterloo pursuant to Paragraph 2.1 in the event the Geological Report is not acceptable;

     (E) the inability of Waterloo to complete the private placement referred to in Paragraph 2.1(c).

In the event that Waterloo gives notice that it denies that a default has occurred, Waterloo shall not be deemed in default until the matter shall have been determined finally through such means of dispute resolution as such matter has been subjected to by either party.

10.2 Upon  termination  of   this  Agreement  under  Paragraph  10.1,
     Waterloo shall:

     (A) transfer any interest in title to the Property, in good standing to the Optionor free and clear of all liens, charges, and encumbrances;

     (B) turn over to the Optionor copies of all maps, reports, sample results, contracts and other data and documentation in the possession of Waterloo or, to the extent within Waterloo's control, in the possession of its agents, employees or independent contractors, in connection with its operations on the Property; and

     (C) ensure that the Property is in a safe condition and complies with all environmental and safety standards imposed by any duly authorised regulatory authority.

10.3 Upon the termination of this Agreement under Paragraph 10.1, Waterloo shall cease to be liable to the Optionor in debt, damages or otherwise save for the performance of those of its obligations which theretofore should have been performed, including those obligations in Paragraph 10.2.

10.4 Upon termination of this Agreement, Waterloo shall vacate the Property within a reasonable time after such termination, but shall have the right of access to the Property for a period of six months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures.

11.  FORCE  MAJEURE

11.1 The time for performance of any act or making any payment or any expenditure required under this Agreement shall be extended by the period of any delay or inability to perform due to fire, strikes, labour disturbances, riots, civil commotion, wars, acts of God, any present or future law or governmental regulation, any shortages of labour, equipment or materials, or any other cause not reasonably within the control of the party in default, other than lack of finances.

12.  REGULATORY APPROVAL

12.1 If this Agreement is subject to the prior approval of any securities regulatory bodies, then the parties shall use their best efforts to obtain such regulatory approvals.

13.  NOTICES

13.1 Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or mailed postage prepaid or if given by telegram, telex or telecopier, addressed as follows:

In the case of the Optionor:       Klondike Bay Resources
                                   326 Penman Avenue
                                   Garson, Ontario
                                   Canada  P3L 1S5

                                   Telecopier: (705) 693-7705

In the case of Waterloo :          Waterloo Ventures, Inc.
                                   #1530-355 Burrard Street
                                   Vancouver, BC
                                   Canada  V6C 2G8

Telecopier: (604) 484-3559


and any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the third business day following the date of mailing, or, if telegraphed, telexed or telecopied, on the same day as the telegraphing, telexing or telecopying thereof PROVIDED HOWEVER that during the period of any postal interruption in Canada any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same. Any party may from time to time by notice in writing change its address for the purposes of this Paragraph 13.1.

14.  GENERAL TERMS AND CONDITIONS

14.1 The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement.

14.2 This Agreement shall constitute the entire agreement between the parties with respect to the Property. No representations or inducements have been made save as herein set forth. No changes, alterations or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto. This Agreement shall supersede all previous written, oral or implied understandings between the parties with respect to the matters covered hereby.

14.3 Time shall be of the essence of this Agreement.

14.4 The titles to the sections in this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

14.5 Unless otherwise noted, all currency references contained in this Agreement shall be deemed to be references to United States funds.

14.6 Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.7 The Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

14.8 Defined terms contained in this Agreement shall have the same meanings where used in the Schedules.


        [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

14.9  This  Agreement  shall  be  governed  by  and  interpreted   in
accordance with the laws of British Columbia and the laws of Canada applicable therein.

14.10 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.


KLONDIKE BAY RESOURCES

______________________________
Signature of Authorised Signatory

______________________________
Name of Authorised Signatory

______________________________
Position of Authorised Signatory



WATERLOO VENTURES, INC.
by its authorised signatory:

______________________________
Signature of Authorised Signatory

______________________________
Name of Authorised Signatory

______________________________
Position of Authorised Signatory




                            SCHEDULE "A"






PROPERTY DESCRIPTION

                    NAD83, Zone 17;  NTS 41 I/10
            Latitude 46 40' North, Longitude 80 36' West
                       SUDBURY MINING DISTRICT
                               ONTARIO
                               CANADA

List of Claims




    CLAIM NUMBERS          TOWNSHIP/AREA        CURRENT EXPIRY DATE

        1249752               SCADDING         APRIL 4, 2003
        1249753               SCADDING         APRIL 4, 2003
        1249754               SCADDING         APRIL 4, 2003
        1249755               SCADDING         APRIL 4, 2003




















                         SCHEDULE "B"


                    JOINT VENTURE AGREEMENT







































                            SCHEDULE "C"



                         NET SMELTER RETURNS



For the purposes of this agreement, the term "Net Smelter Returns" shall mean the net proceeds actually paid to Waterloo from the sale by Waterloo of minerals mined and removed from the Property, after deduction of the following:

     (a) smelting costs, treatment charges and penalties including, but not being limited to, metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other purchaser; provided, however, in the case of leaching operations or other solution mining or beneficiation techniques, where the metal being treated is precipitated or otherwise directly derived from such leach solution, all processing and recovery costs incurred by Waterloo, beyond the point at which the metal being treated is in solution, shall be considered as treatment charges;

     (b) costs of handling, transporting and insuring ores, minerals and other materials or concentrates from the Property or from a concentrator, whether situated on or off the Property, to a smelter, refinery or other place of treatment; and

     (c) ad valorem taxes and taxes based upon production, but not income taxes.

In the event Waterloo commingles minerals from the Property with minerals from other properties, Waterloo shall establish procedures, in accordance with sound mining and metallurgical techniques, for determining the proportional amount of the total recoverable metal content in the commingled minerals attributable to the input from each of the properties by calculating the same on a metallurgical basis, in accordance with sampling schedules and mining efficiency experience, so that production royalties applicable to minerals produced from the Property may reasonably be determined.










EXHIBIT 6.1
JOINT VENTURE AGREEMENT


1             EXPLORATION JOINT VENTURE AGREEMENT


THIS AGREEMENT made as of the ** day of **, 20**.


BETWEEN:

               KLONDIKE BAY RESOURCES
                                an Ontario Company with an address at
               326 Penman Avenue
               Garson, Ontario  P3L 1S5

               (the "Optionor")
                                                    OF THE FIRST PART

AND:
               WATERLOO VENTURES, INC.
               a Nevada corporation with its registered address at Suite 880, 50 West Liberty Drive,
               Reno, Nevada  89501

               ("Waterloo")
                                                   OF THE SECOND PART




WHEREAS:

A. Waterloo owns a 75% and the Klondike Bay Resources owns a 25% undivided right, title and interest in and to the Property;

B. The parties wish to create a joint venture to carry out the continued exploration of the Property on the terms and subject to the conditions hereinafter set forth;

C. The parties have agreed that, if following the completion of such exploration a Feasibility Report is prepared which recommends placing the Property into commercial production, they will negotiate and settle a further joint venture agreement for the development and placing of the Property into commercial production;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, and of the mutual covenants and agreements herein contained, the parties hereto have agreed and do hereby agree as follows:

1.        DEFINITIONS

1.1 In this Agreement, including the Recitals and Schedules hereto the following words and expressions shall have the following meanings:

     (a) "Affiliate" shall have the same meaning as under the Company Act (British Columbia) as at the date hereof;

     (b) "Agreement" means this Joint Venture Agreement as amended from time to time;

     (c) "Costs" means all items of outlay and expense whatsoever, both direct and indirect incurred by or on behalf of the parties, in connection with the Property, the exploration and development thereof and expenses in respect of the Feasibility Report;

     (d) "Feasibility Report" means a detailed written report of the results of a comprehensive study on the economic feasibility of placing the Property or a portion thereof into commercial production and shall include a reasonable assessment of the mineral ore reserves and their amenability to metallurgical treatment, a description of the work, equipment and supplies required to bring the Property or a portion thereof into commercial production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations supported by an explanation of the data used therein;

     (e)  "Interest"   means  the  undivided  beneficial   percentage
          interest from time to time of a party in the Joint Venture, the Property, and Mineral Products, as set out hereunder;

     (f) "Joint Venture" means the joint venture created pursuant to this Agreement;

     (g) "Management Committee" means the committee of representatives of the parties to this Agreement constituted in accordance with the provisions of article 5 to manage or supervise the management of the business and affairs of the Joint Venture;

     (h) "Mineral Products" means the end products derived from operating the Property as a mine;

     (i)  "Net   Profits"  shall  mean  net  profits  calculated   in
          accordance with Schedule "B" hereto;
     (j)  "Operator" means the operator appointed pursuant to article
          6;

     (k) "Other Tenements" means all surface rights of and to any lands within or outside the Property including surface held in fee or under lease, licence, easement, right of way or other rights of any kind (and all renewals, extensions and amendments thereof or substitutions therefor) acquired by or on behalf of the parties with respect to the Property;

     (l) "Program" means a plan, including budgets, for the Project or any part thereof as approved by the Management Committee pursuant to this Agreement;

     (m) "Project" means the exploration and development of the Property and preparation and delivery of a Feasibility Report;

     (n) "Property" means those certain mining claims and related rights and interests set out and more particularly described in Schedule "A" hereto and Other Tenements and shall include any renewal thereof and any form of substitute or successor title thereto; and

     (o)  "Royalty"   shall  mean  a  royalty  on  the  Net   Profits
          calculated and paid in accordance with Schedule "B" hereto.

2.        REPRESENTATIONS AND WARRANTIES

2.1       Waterloo represents to Klondike Bay Resources that:

     (a) it is the legal and beneficial owner of a 75% Interest free and clear of all liens, charges and encumbrances; and

     (b) save and except as set out herein, there is no adverse claim or challenge against or to the ownership of or title to Waterloo's Interest or any portion thereof, nor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase Waterloo's Interest or any portion thereof.

2.2       Klondike Bay Resources represents to Waterloo that:

     (a) it is the legal and beneficial owner of a 25% Interest free and clear of all liens, charges and encumbrances; and

     (b) save and except as set out herein, there is no adverse claim or challenge against or to the ownership of or title to Klondike Bay Resources's Interest or any portion thereof, nor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase Klondike Bay Resources's Interest or any portion thereof.

2.3       Each of the parties represents to the other that:

     (a)  it  is  a  company duly incorporated, organized and validly
          subsisting    under   the   laws   of   its   incorporating
          jurisdiction;

     (b) it has full power and authority to carry on its business and enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carry out and perform all of its obligations hereunder;

     (c) it has duly obtained all corporate authorizations for the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated, and the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating documents or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and will not contravene any applicable laws.

2.4 The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement, are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of any party as to the accuracy of such representations and warranties, survive the closing of the transactions contemplated hereby and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty contained in this Agreement and each party shall be entitled, in addition to any other remedy to which it may be entitled, to set off any such loss, damage or costs suffered by it as a result of any such breach against any payment required to be made by it to the other party hereunder.

3.        PURPOSE AND CREATION OF THE JOINT VENTURE

3.1 The parties agree each with the other to use their best efforts to explore and develop the Property with the goal of eventually putting the Property into commercial production should a Feasibility Report recommending commercial production be obtained and a decision to commence commercial production be made, which Feasibility Report and decision have not, at the date of this Agreement, been obtained or made and for this purpose hereby agree to associate and participate in a single purpose joint venture to carry out all such acts which are necessary or appropriate, directly or indirectly, to carry out the Project.

3.2 The parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute a party the partner, agent or legal representative of any other party or create any fiduciary relationship between them for any purpose whatsoever. No party shall have any authority to act for or to assume any obligations or responsibility on behalf of any other party except as may be, from time to time, agreed upon in writing between the parties or as otherwise expressly provided.

3.3 The rights and obligations of each party shall be in every case several and not joint or joint and several.

3.4 Beneficial ownership of the Property shall remain in each party in proportion to its respective Interest and any legal title to the Property held by any party shall be subject to this Agreement.
All property held, acquired or contributed by or on behalf of the parties under or pursuant to this Agreement shall be beneficially owned by the parties as tenants in common in proportion to their respective Interests.

3.5 Each party shall make available its Interest exclusively for the purposes of the Project and, in particular, each party agrees to grant a mortgage, charge, lien or other encumbrance on, or any security interest in, its Interest to and in favour of any lender to facilitate financing of the Project or any portion thereof.

3.6 The rights and obligations of the parties created under this Agreement shall be strictly limited to the Project and shall not be extended by implication or otherwise, except with the unanimous written consent of the parties.

3.7 Except as may be otherwise expressly provided in this Agreement, nothing herein shall restrict in any way the freedom of any party, except with respect to its Interest, to conduct as it sees fit any business or activity whatsoever, including the development or application of any process, and the exploration for, development, mining, extraction, production, handling, processing or any treatment, transportation or marketing of any ore, mineral or other product for any other purpose, without any accountability to any other party.

3.8 Each party shall do all things and execute all documents necessary in order to maintain the Property and the Project in good standing provided that all Costs need only be met by each party in proportion to its Interest.

3.9 Except as may be otherwise expressly specified in this Agreement, each party, in proportion to its Interest, shall indemnify and hold harmless each other party and each director, officer, employee, agent and representative of each other party, from and against any claim of or liability to any third person asserted on the ground that action taken under this Agreement has resulted in or will result in any loss or damage to such third person to the extent, but only to the extent,that such claim or liability is paid by such other party in the amount in excess of that amount payable by reason of such other party's Interest, but the foregoing shall not prejudice any claim of any party against the Operator.

3.10      Each party covenants and agrees with the other:

     (a) to perform or cause to be performed its obligations and commitments under this Agreement and, without limiting the generality of the foregoing, to pay Costs in proportion to its Interest except as may be otherwise provided in article 4 hereof;

     (b) not to engage either alone or in association with others in any activity in respect of the Property or the Project except as provided or authorized by this Agreement.

4.        DILUTION

4.1 Upon formation of the Joint Venture, Waterloo shall be deemed to have incurred Costs of $207,500 and Klondike Bay Resources to have incurred Costs of $51,875.

4.2 The respective Interests of the parties shall be subject to variation from time to time in the event:

     (a) of failure by a party to pay its proportionate share of Costs;

     (b) subject to section 8.6 hereof, of the election by a party not to participate in a Program; or

     (c) subject to section 8.6 hereof, of the election by a party to pay less than its proportionate share of Costs in respect of a Program adopted by the Management Committee.

4.3 Upon the happening of any of the events set forth in subsection 4.2 hereof, each party's Interest shall be varied to equal the product obtained by multiplying 100% by a fraction of which the numerator shall be the amount of Costs paid by such party and of which the denominator shall be the total amount of Costs paid by all parties. For the purposes of this section, the amount of Costs paid by a party shall include the amount of Costs deemed to have been paid by that party as set forth in section 4.1.

4.4 In the event that a party's Interest is reduced to 5% or less by the operation of section 4.3 hereof, such party shall forfeit its Interest to the other party and shall receive as consideration therefor a Royalty equal to 2% of Net Profits payable within 60 days after the end of each calendar quarter. If, as a result of such forfeiture, one party has an Interest equal to 100% the Joint Venture shall terminate.

5.        MANAGEMENT COMMITTEE

5.1 A Management Committee, consisting of one representative of each party, and one or more alternate representatives, shall be constituted and appointed forthwith after the formation of the Joint Venture. The Management Committee shall manage, or supervise the management of, the business and affairs of the Joint Venture and shall exercise all such powers and do all such acts as the Joint Venture may exercise and do. The Management Committee shall meet within 15 days of its constitution and may otherwise meet at such places as it thinks fit for the dispatch of business, adjourn and otherwise regulate its meetings and proceedings as the members thereof deem fit. The Chairman of all meetings shall be a representative of the Operator. Matters decided at any meeting of the Management Committee shall be decided by a simple majority of votes with each party's representatives being entitled to cast that number of votes which is equal to that party's Interest, and, in the case of an equality of votes, the dispute shall be referred to arbitration pursuant to article 20. Unless agreed to in writing by the parties hereto, all meetings of the Management Committee shall be held in Vancouver, British Columbia. Any meetings may, if both parties so consent, be held by conference telephone.

5.2 A quorum for any meeting of the Management Committee shall consist of a representative or representatives of a party or parties whose Interests aggregate equal to or in excess of 95%. No business other than the election of a chairman, if any, and the adjournment or termination of the meeting shall be dealt with if a quorum is not present at the commencement of the meeting but the quorum need not be present throughout the meeting. A meeting at which a quorum is not present shall be adjourned to the same time and place one week later at which adjourned meeting a quorum shall be one representative of a party.

5.3 A meeting of the Management Committee at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretion bestowed upon the Management Committee in this Agreement.

5.4 No questions submitted to the Management Committee need be seconded and the chairman, if any, of the meeting shall be entitled to submit the questions.

5.5 The decision on any matter evidenced by the consent in writing of the representatives of all parties shall be as valid as if it had been decided at a duly called and held meeting of the Management Committee. Each written consent may be signed in counterparts each consented to in writing by one or more representatives which together shall be deemed to constitute one consent.

5.6       At the time of any decision by the Management Committee  to adopt  a  Program,  the parties shall, subject to the  provisions  of article 8 hereof, pay their proportionate share of the estimated Costs of such Program by depositing the same into the interest bearing bank account opened and maintained pursuant to section 5.7 hereof.

5.7 The Operator shall open and maintain an interest bearing bank account with a Canadian Chartered bank in the name of the Joint Venture and shall use the funds on deposit therein for the purposes of the Joint Venture. The Operator shall appoint signing officers on the said account as shall be required and shall advise the parties of the particulars of the said account.

5.8 Each of the parties hereby agree that any interest earned on any sums deposited in the bank account opened and maintained pursuant to section 5.7 hereof shall be shared in proportion to their respective Interests.

5.9 If the Operator fails to do so, any party (the "Paying Party") may pay any reasonable Costs due to maintain the Property in good standing and the other party shall, in proportion to its Interest and within 15 days of being given notice of such payment, reimburse the Paying Party for such payment, failing such reimbursement the party not paying shall forfeit its Interest to the Paying Party and this Agreement shall terminate.

5.10 At any time during the currency of this Agreement the Management Committee may cause a Feasibility Report to be prepared by a substantial and well recognized Canadian engineering firm in such form as the Management Committee may require. The Management Committee shall, forthwith upon receipt of a Feasibility Report, provide each of the parties with a copy thereof. Upon request of any party and at reasonable intervals and times the parties shall meet in order to discuss the Feasibility Report.

6.        OPERATOR

6.1 The initial Operator shall be Klondike Bay Resources, which shall continue as operator until changed pursuant to section 8.2 or by a decision of the Management Committee with parties representing Interests of 75% or more voting in favour. If the Operator has failed to perform in a manner that is consistent with good mineral exploration and development practice or is in default of its duties and responsibilities under this Agreement, and the Management Committee or the other party has given to the Operator written notice setting forth particulars of the Operator's default and the Operator has not within 30 days of such notice commenced to remedy the default and thereafter to proceed continuously and diligently to complete all required remedial action the other party shall become the Operator.

6.2 The Operator may at any time on 60 days' notice to the Management Committee resign as Operator, in which event the
Management Committee shall select another party or person to be Operator upon the 30th day after receipt of the Operator's notice of resignation or such sooner date as the Management Committee may establish and give notice of to the resigning Operator. The resigning Operator shall thereupon be released and discharged from all its duties and obligations as Operator on the earlier of those dates save only as to those duties and obligations that it theretofore should have performed.

6.3 Upon the Operator making a voluntary or involuntary assignment into bankruptcy or taking advantage of any legislation for the winding-up or liquidation of the affairs of insolvent or bankrupt companies the Operator shall automatically cease to be the Operator and the other party or its nominee appointed as Operator.

6.4 The new Operator shall assume all of the rights, duties, obligations and status of the Operator as provided in this Agreement, other than the previous Operator's Interest, if any, without obligation to retain or hire any of the employees of the former Operator or to indemnify the former Operator for any costs or expenses which the previous Operator will incur as a result of the termination of employment of any of its employees resulting from this change of Operator, and shall continue to act as Operator until its replacement or resignation.

6.5 The Operator shall be paid by the Joint Venture, as compensation for general overhead expenses which the Operator may incur, an amount equal to 10% of all Costs in each year but only 5% of Costs paid by the Operator under any contract involving payments by it in excess of $100,000 in one year.

7.        POWERS, DUTIES AND OBLIGATIONS OF OPERATOR

7.1 Subject to the control and direction of the Management Committee, the Operator shall have full right, power and authority to do everything necessary or desirable to carry out a Program and the Project and to determine the manner of exploration and development of the Property and, without limiting the generality of the foregoing, the right, power and authority to:

     (a) regulate access to the Property subject only to the right of representatives of the parties to have access to the Property at all reasonable times for the purpose of inspecting work being done thereon but at their own risk and expense;

     (b) employ and engage such employees, agents and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder, but the Operator shall not enter into contractual relationships with a party except on terms which are commercially competitive;

     (c) execute all documents, deeds and instruments, do or cause to be done all such acts and things and give all such assurances as may be necessary to maintain good and valid title to the Property and each party hereby irrevocably constitutes the Operator its true and lawful attorney to give effect to the foregoing and hereby agrees to indemnify and save the Operator harmless from any and all costs, loss or damage sustained or incurred without gross negligence or bad faith by the Operator directly or indirectly as a result of its exercise of its powers pursuant to this subsection;

     (d) conduct such title examination and cure such title defects as may be advisable in the reasonable judgment of the Operator.

7.2         The   Operator  shall  have  the  following  duties   and
obligations during the term hereof:

     (a) to diligently manage, direct and control all exploration and development operations in and under the Property in a prudent and workmanlike manner and in compliance with all applicable laws, rules, orders and regulations;

     (b) to prepare and deliver to each of the parties during the periods of active field work, quarterly progress reports of the work in progress, on or before the day which is 45 days following each calendar quarter with respect to work done in such quarter and on or before March 31st of every year comprehensive annual reports covering the activities hereunder and the results obtained during the 12 month period ending on December 31 immediately preceding;

     (c)  to prepare and deliver to each of the parties copies of all
          assays,   maps  and  drill  logs  immediately  upon   their
          preparation or receipt;

     (d) subject to the terms and conditions of this Agreement, to keep the Property in good standing, free and clear of all liens, charges and encumbrances of every character arising from operations (except for those which are in effect on the date of this Agreement or are created pursuant to this Agreement, liens for taxes not yet due, other inchoate liens and liens contested in good faith by the Operator) and to proceed with all diligence to contest or discharge any lien that is filed by reason of the Operator's failure to perform its obligations hereunder;

     (e) to maintain true and correct books, accounts and records of operations hereunder separate and apart from any other books, accounts and records maintained by the Operator;

     (f) to permit one representative of the parties, appointed in writing, at all reasonable times and at their expense to inspect, audit and copy the Operator's accounts and records relating to the Project for any fiscal year of the Operator within nine months following the end of such fiscal year;

     (g) to obtain and maintain and cause any contractor engaged hereunder to obtain and maintain during any period in which active work is carried out hereunder such insurance coverage as the Management Committee deems advisable;

     (h) to permit the parties or their representatives, appointed in writing, at all reasonable times, at their own expense and risk, reasonable access to the Property and all data derived from carrying out a Program;

     (i) to open and maintain on behalf of the Joint Venture such bank account or bank accounts as the Management Committee may direct with a Canadian chartered bank;

     (j) to prosecute and defend, but not to initiate without the consent of the Management Committee, all litigation or administrative proceedings arising out of the Property, or Project;

     (k) to transact, undertake and perform all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or thing undertaken by or on behalf of the Joint Venture hereunder in the Operator's name and to promptly pay all expenditures incurred in connection therewith when due; and

     (l) to maintain in good standing those mineral claims comprised in the Property by the doing and filing of all assessment work or the making of payments in lieu thereof and by the payment of all taxes and other like charges and payments.

7.3 Subject to any specific provisions of this Agreement, the Operator, in carrying out its duties and obligations hereunder, shall at all times be subject to the direction and control of the Management Committee and shall perform its duties hereunder in accordance with the instructions and directions as from time to time communicated to it by the Management Committee and shall make all reports to the Management Committee except where otherwise specifically provided herein.

7.4 The Operator shall commence and diligently complete the Project and without limiting the generality of the foregoing, may retain an independent consulting geologist acceptable to all parties to prepare a report in respect of the Project, the results thereof, the conclusions derived therefrom and the recommendation as to whether or not further work should be conducted on the Property.

8.        PROGRAMS

8.1 Costs shall only be incurred under and pursuant to Programs prepared by the Operator, approved by the Management Committee and delivered to the parties as provided in this article. Any Feasibility Report shall be prepared pursuant to a separate Program.

8.2 The Operator shall prepare and submit to the parties a Program within 180 days of the completion of the previous Program. If the Operator does not prepare a Program within the time limited, then the other party shall have the right to prepare a Program for submission to the other party at which time the party submitting the Program shall become the Operator.

8.3 Within 30 days of the receipt by the parties of a Program, each party shall give written notice to the Operator stating whether or not they elect to contribute their proportionate share of Costs of such Program or requesting the Operator to revise the Program provided that each party may only make such requests once in respect of each Program. Subject to subsection 8.6, failure by either of the parties to give notice pursuant to this subsection within such 30 day period shall be deemed an election by that party not to contribute to such Program.

8.4 If a party elects or is deemed to have elected not to contribute its proportionate share of the Costs of a Program, the other party may give notice in writing to the Operator stating that it will contribute all expenditures under or pursuant to such Program and the Operator will proceed with such Program and thereafter the Interests of the parties shall be adjusted in accordance with article
4. The Operator will not proceed with any Program which is not fully subscribed.

8.5 If the parties elect to contribute their proportionate share of the Costs of a Program, the Operator will then proceed with the Program.

8.6 If either party elects or is deemed to have elected not to contribute to a Program its Interest will not be subject to adjustment thereunder if, within 60 days of such election or deemed election, it elects to pay to the contributing party 150% of what would otherwise have been its contribution to the Costs of such Program, but any amount so paid in excess of what would otherwise have been its contribution to such Program shall be deemed not to be a contribution to Costs by the party making it.

8.7 An election by a party to contribute to the Costs of a Program shall make that party liable to pay its proportionate share of the Costs actually incurred under or pursuant to the Program including Program Overruns, as hereinafter defined, of up to but not exceeding 10%.

8.8 After having elected to contribute its proportionate share of the Costs of a Program which is proceeded with, a party shall, within 15 days after being requested in writing to do so by the Operator, pay such portion of its share of Costs as the Operator may require but the Operator shall not require payment of any funds in advance if the party provides the Operator with reasonable assurance and evidence that it has secured financing by way of the issuance of "flow-through" shares sufficient to pay its proportionate share of the Costs of a Program and such financing requires that party to incur the Costs before funds are advanced to the party. At any other time the Operator shall not require payment of funds more than one month in advance.

8.9 If it appears that Costs will exceed by greater than 10% those estimated under a Program the Operator shall immediately give written notice to the party or parties contributing to that Program outlining the nature and extent of the additional costs and expenses ("Program Overruns"). If Program Overruns are approved by the party or parties contributing to that Program, then within 15 days after the receipt of a written request from the Operator, the party or parties contributing to that Program shall provide the Operator with their respective shares of such Program Overruns. If Program Overruns are not approved by the party or parties contributing to that Program, the Operator shall have the right to curtail or abandon the portion of such Program relating to the Program Overruns.

8.10 If either party at any time fails to pay its proportionate share of Costs in accordance with subsections 8.8 or 8.9, the Operator may give written notice to that party demanding payment, and if the party has not paid such amount within 15 days of the receipt of such notice, that party shall:

     (a) be deemed to be in default under subsection 8.8 or 8.9 as applicable; and

     (b) forfeit its Interest to the other party and shall receive as consideration therefore a Royalty equal to 2% of Net Profits payable within 60 days after the end of each calendar quarter. If, as a result of such forfeiture, one party has an Interest equal to 100% the Joint Venture shall terminate.

9.        INFORMATION AND DATA

9.1 At all times during the subsistence of this Agreement the duly authorized representatives of each party shall have access to the Property and the Project at its and their sole risk and expense and at reasonable intervals and times, and shall further have access at all reasonable times to all technical records and other factual engineering data and information relating to the Property and the Project in the possession of the Management Committee or the Operator. In exercising the right of access to the Property or the Project the representatives of a party shall abide by the rules and regulations laid down by the Management Committee and by the Operator relating to matters of safety and efficiency. If any representative of a party is not a director, senior officer or employee of a party, the party shall so advise the Operator so that the Operator may require the representative, before giving him access to the Property or the Project or to data or information relating thereto, to sign an undertaking in favour of the Joint Venture, in form and substance satisfactory to the Operator, to maintain confidentiality to the same extent as each party is required to do under section 9.2 hereof.

9.2 All records, reports, accounts and other documents referred to herein with respect to the Property and the Project and all information and data concerning or derived from the Property and the Project shall be kept confidential and each party shall take or cause to be taken such reasonable precautions as may be necessary to prevent the disclosure thereof to any person other than each party, the Operator, an Affiliate, their respective legal, accounting and financial or other professional advisors, and any financial institution or other person having made, making or negotiating loans to one or more of the foregoing or any trustee for any such person, or as may be required by securities or corporate laws and regulations or by the policies of any securities commission or stock exchange, or in connection with the filing of an offering memorandum, rights offering circular, prospectus or statement of material facts by a party, an Affiliate or the Operator or to a prospective assignee as permitted hereunder, or as may be required in the performance of obligations under this Agreement without prior consent of all parties, which consent shall not be unreasonably withheld.

10.       PARTITION

10.1 No party shall, during the term of this Agreement, exercise any right to apply for any partition of the Property or for sale thereof in lieu of partition.

11.       TAXATION

11.1       Each  party on whose behalf any Costs  have been  incurred
shall  be  entitled  to  claim  all  tax  benefits,  write-offs   and
deductions with respect thereto.

12.       RIGHT OF FIRST REFUSAL

12.1 Save and except as provided in section 3.5 and article 4 hereof, neither party shall transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer or alienate all or any portion of its Interest or rights under this Agreement otherwise than in accordance with this article.

12.2      Nothing in this article shall prevent:

     (a) a sale by a party of all of its Interest or an assignment of all its rights under this Agreement to an Affiliate provided that such Affiliate first complies with the provisions of section 12.10 and agrees with the other party in writing to retransfer such Interest to the originally assigning party before ceasing to be an Affiliate of such party;

     (b)  a variation pursuant to section 4.3; or

     (c) a disposition pursuant to an amalgamation or corporate reorganization which will have the effect in law of the amalgamated or surviving company possessing all the property, rights and interests and being subject to all the debts, liabilities and obligations of each amalgamating or predecessor company.

12.3 Should a party (the "transferring party") intend to dispose of all or any portion of its Interest or rights under this Agreement it shall first give notice in writing to the other parties (the "other parties") of such intention together with the terms and conditions on which the transferring party intends to dispose of its Interest or a portion thereof or rights under this Agreement.

12.4 If a party (the "transferring party") receives any offer to dispose of all or any portion of its Interest or rights under this Agreement which it intends to accept, the transferring party shall not accept the same unless and until it has first offered to sell such Interest or rights to the other parties (the "other parties") on the same terms and conditions as in the offer received and the same has not been accepted by the other parties in accordance with section 12.6.

12.5       Any  communication of an intention  to  sell  pursuant  to section 12.3 and 12.4 (the "Offer") shall be in writing delivered in accordance with article 14 and shall:

     (a)  set   out  in  reasonable  detail  all  of  the  terms  and
          conditions of any intended sale;

     (b) if it is made pursuant to section 12.3, include a photocopy of the Offer; and
     (c) if it is made pursuant to section 12.4, clearly identify the offering party and include such information as is known by the transferring party about such offering party;

and such communication will be deemed to constitute an Offer by the transferring party to the other parties to sell the transferring party's Interest or its rights (or a portion thereof as the case may be) under this Agreement to the other parties on the terms and conditions set out in such Offer. For greater certainty it is agreed and understood that any Offer hereunder shall deal only with the disposition of the Interest or rights of the transferring party hereunder and not with any other interest, right or property of the transferring party and such disposition shall be made solely for a monetary consideration.

12.6 Any Offer made as contemplated in section 12.5 shall be open for acceptance by the other parties for a period of 60 days from the date of receipt of the Offer by the other parties.

12.7 If the other parties accept the Offer within the period provided for in section 12.6, such acceptance shall constitute a binding agreement of purchase and sale between the transferring party and the other parties, in proportion to their Interests, for the Interest or its rights (or a portion thereof as the case may be) under this Agreement on the terms and conditions set out in such Offer.

12.8 If the other parties do not accept the Offer within the period provided for in section 12.6, the transferring party may complete a sale and purchase of its Interest or a portion thereof on terms and conditions no less favorable to the transferring party than those set out in the Offer and, in the case of an Offer under section 12.4, only to the party making the original offer to the transferring party and in any event such sale and purchase shall be completed within nine months from the expiration of the right of the other parties to accept such Offer or the transferring party must again comply with the provisions of this article.

12.9 If the other parties do accept the Offer within the period provided for in section 12.6 but fail to close the transaction contemplated thereby within 90 days following receipt of such Offer, the transferring party may complete a sale and purchase of its Interest or a portion thereof on any terms and conditions but in any event such sale and purchase shall be completed within nine months from the expiration of the right of the other parties to accept such Offer or the transferring party must again comply with the provisions of this article.

12.10 While any Offer is outstanding no other Offer may be made until the first mentioned Offer is disposed of and any sale resulting therefrom completed or abandoned in accordance with the provisions of this article.

12.11 Before the completion of any sale by the transferring party of its Interest or rights or any portion thereof under this Agreement, the purchasing party shall enter into an agreement with the parties agreeing not to sell except on the same terms and conditions as set out in this Agreement.

130       FORCE MAJEURE

13.1 No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its reasonable control (except those caused by its own lack of funds)
including, but not limited to acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority or non-availability of materials or transportation (each an "Intervening Event").

13.2 All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event.

13.3 A party relying on the provisions of section 13.1 will take all reasonable steps to eliminate any Intervening Event and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

140       NOTICE

14.1 Any notice, direction, cheque or other instrument required or permitted to be given under this Agreement shall be in writing and may be given by delivery or by sending by telecopier, in each case addressed to the intended recipient at the address of the respective party set out on the front page hereof.

14.2 Any notice, direction, cheque or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and, if sent by telecopier, be deemed to have been given or received on the day it was so sent.

14.3 Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

150       WAIVER

15.1 If any provision of this Agreement shall fail to be strictly enforced or any party shall consent to any action by any other party or shall waive any provision as set out herein, such action by such party shall not be construed as a waiver thereof other than at the specific time that such waiver or failure to enforce takes place and shall at no time be construed as a consent, waiver or excuse for any failure to perform and act in accordance with this Agreement at any past or future occasion.

160       FURTHER ASSURANCES

16.1 Each of the parties hereto shall from time to time and at all times do all such further acts and execute and deliver all further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement. For greater certainty this section shall not be construed as imposing any obligation on any party to provide guarantees.

170       USE OF NAME

17.1 No party shall, except when required by this Agreement or by any law, by-law, ordinance, rule, order or regulation, use, suffer or permit to be used, directly or indirectly, the name of any other party for any purpose related to the Property or the Project.

180       ENTIRE AGREEMENT

18.1 This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof.

190       AMENDMENT

19.1 This Agreement may not be changed orally but only by an agreement in writing, executed by the party or parties against which enforcement, waiver, change, modification or discharge is sought.

200       ARBITRATION

20.1 If any question, difference or dispute shall arise between the parties or any of them in respect of any matter arising under this Agreement or in relation to the construction hereof the same shall be determined by the award of three arbitrators to be named as follows:

     (a) the party or parties sharing one side of this dispute shall name an arbitrator and give notice thereof to the party or parties sharing the other side of the dispute;

     (b) the party or parties sharing the other side of the dispute shall, within 14 days of receipt of the notice, name an arbitrator; and

     (c) the two arbitrators so named shall, within 15 days of the naming of the latter of them, select a third arbitrator.

          The decision of the majority of these arbitrators shall be made within 30 days after the selection of the latter of them. The expense of the arbitration shall be borne by the parties to the dispute as determined by the arbitrators. If the parties on either side of the dispute fail to name their arbitrator within the time limited or proceed with the arbitration, the arbitrator named may decide the question. The arbitration shall be conducted in accordance with the provisions of the Commercial Arbitration Act (British Columbia) and the decision of the arbitrator or a majority of the arbitrators, as the case may be, shall be conclusive and binding upon all the parties.

210       RIGHT TO AUDIT

21.1 Any party acquiring a Royalty pursuant to this Agreement shall have the right to audit at its expense the books and records in respect of such Royalty of the Operator or the other party, if it is not the Operator in respect of such Royalty.

220       TIME

22.1 Unless earlier terminated by agreement of all parties or as a result of one party acquiring a 100% Interest, the Joint Venture and this Agreement shall remain in full force and effect for so long as any part of the Property or Project is held in accordance with this Agreement. Termination of the Agreement shall not, however, relieve any party from any obligations theretofore accrued but unsatisfied.

230       RULE AGAINST PERPETUITIES

23.1       If  any  right,  power or interest of  any  party  in  any
Property under this Agreement would violate the rule against perpetuities, then such right, power or interest shall terminate at the expiration of 20 years after the death of the last survivor of all the lineal descendants of her Majesty, Queen Elizabeth II of the United Kingdom, living on the date of this Agreement.

240       DOCUMENT RETENTION ON TERMINATION

24.1 Prior to the distribution of the Property or the Project or the net revenues received on the disposal thereof on termination of this Agreement, the Management Committee shall meet and may approve a procedure for the retention, maintenance and disposal of documents maintained by the Management Committee (the "Documents") and shall appoint such party as may consent thereto to ensure that all proper steps are taken to implement and maintain that procedure. If a quorum is not present at the meeting or if the Management Committee fails to approve a procedure as aforesaid, the Operator, if a party, otherwise the party holding the largest Interest as at the day immediately preceding the date the Management Committee was called to meet, shall retain, maintain and dispose of the Documents according to such procedure, in compliance with all applicable laws, as it deems fit. The party entrusted with the retention, and expenses incidental thereto, shall be entitled to receive payment of those costs and expenses prior to any distribution being made of the Property and Project or the net revenues received on the disposal thereof.

250       ENUREMENT

25.1 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

260       GOVERNING LAW

26.1 This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia.

270       SEVERABILITY

27.1 If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

280       NUMBER AND GENDER

28.1 Words used herein importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice versa, and words importing persons shall include firms and corporations.

290       HEADINGS

29.1 The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

300       TIME OF THE ESSENCE

30.1 Time shall be of the essence in the performance of this Agreement.


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day, month and year first above written.

KLONDIKE BAY RESOURCES

______________________________
Signature of Authorised Signatory

______________________________
Name of Authorised Signatory

______________________________
Position of Authorised Signatory



WATERLOO VENTURES, INC.
by its authorised signatory:

______________________________
Signature of Authorised Signatory

______________________________
Name of Authorised Signatory

______________________________
Position of Authorised Signatory

                          SCHEDULE "A"


to   that  certain  Joint  Venture  Agreement  between  Klondike  Bay
Resources and Waterloo Ventures, Inc. made as of the * day of *, 20*


                          THE PROPERTY


                    NAD83, Zone 17;  NTS 41 1/10
            Latitude 46 40' North, Longitude 80 36' West
                       SUDBURY MINING DISTRICT
                               ONTARIO
                               CANADA

List of Claims


    CLAIM NUMBERS          TOWNSHIP/AREA        CURRENT EXPIRY DATE

        1249752               SCADDING         APRIL 4, 2003
        1249753               SCADDING         APRIL 4, 2003
        1249754               SCADDING         APRIL 4, 2003
        1249755               SCADDING         APRIL 4, 2003

































                          SCHEDULE "B"


To that agreement dated as of the * day of *, 20* between * and *.


1.             "Net Profits" means the aggregate of:

     (a) all revenues from the sale or other disposition of ores, metals or minerals mined or extracted from the Property or any portion thereof and any concentrates produced therefrom;

     (b) all revenues from the operation, sale or other disposition of any Facilities the cost of which is included in the definition of "Operating Expenses", "Capital Expenses" or "Exploration Expenses"; and

     (c) Working Capital deducted in the calculation of Net Profits for the prior period,

less (without duplication) Working Capital, Operating Expenses, Capital Expenses and Exploration Expenses.


2. "Working Capital" means the amount reasonably necessary to provide for the operation of the mining operation on the Property and for the operation and maintenance of the Facilities for a period of six months.


3. "Operating Expenses" means all costs, expenses, obligations, liabilities and charges of whatsoever nature or kind incurred or chargeable directly or indirectly in connection with commercial production from the Property and in connection with the maintenance and operation of the Facilities, all in accordance with generally accepted accounting principles, consistently applied, including, without limiting the generality of the foregoing, all amounts payable in connection with mining, handling, processing, refining, transporting and marketing of ore, concentrates, metals, minerals and other products produced from the Property, all amounts payable for the operation and maintenance of the Facilities including the replacement of items which by their nature require periodic replacement, all taxes (other than income taxes), royalties and other imposts and all amounts payable or chargeable in respect of reasonable overhead and administrative services.


4. "Capital Expenses" means all expenses, obligations and liabilities of whatsoever kind (being of a capital nature in accordance with generally accepted accounting principles) incurred or chargeable, directly or indirectly, with respect to the development, acquisition, redevelopment, modernization and expansion of the Property and the Facilities, including, without limiting the generality of the foregoing, interest thereon from the time so incurred or chargeable at a rate per annum from time to time equal to the "prime rate" of the Royal Bank of Canada plus 2% per annum, but does not include Operating Expenses nor Exploration Expenses.


5. "Exploration Expenses" means all costs, expenses, obligations, liabilities and charges of whatsoever nature or kind incurred or chargeable, directly or indirectly, in connection with the exploration and development of the Property all determined in accordance with generally accepted accounting principles including, without limiting the generality of the foregoing, all costs reasonably attributable, in accordance with generally accepted accounting principles, to the design,planning, testing, financing, administration, marketing, engineering, legal, accounting, transportation and other incidental functions associated with the exploration and mining operation contemplated by this Agreement and with the Facilities, but does not include Operating Expenses nor Capital Expenses.


6. "Facilities" means all plant, equipment, structures, roads, rail lines, storage and transport facilities, housing and service structures, real property or interest therein, whether on the Property or not, acquired or constructed exclusively for the mining operation on the Property contemplated by this Agreement.


7. Installments of the Royalty payable shall be paid by the Operator as follows:

     (a) within 45 days after the end of each of the first three calendar quarters in each fiscal year and within 60 days of the end of the last calendar quarter in each year, the Operator shall pay to the royalty holder an amount equal to 25% of the estimated Royalty, if any, for the fiscal year, adjusted if necessary after the first quarter of any fiscal year to reflect any change during the fiscal year in estimated Royalty; and

     (b) within 120 days after the end of the calendar year, the balance, if any, of Royalty payable in respect of the fiscal year last completed.

          Should the Operator not pay the royalty holder the installment of the Royalty payable within the time specified then such unpaid installment of Royalty shall bear interest equal to the "prime rate" of the Royal Bank of Canada plus 2% per annum calculated from the last day of the calendar quarter in which the liability for the payment of the installment of Royalty arose.


8. The Operator shall, within 45 days after the end of each calendar quarter, furnish to the royalty holder quarterly unaudited statements respecting operations on the Property, together with a statement showing the calculation of Royalty for the calendar quarter last completed.


9. Within 120 days after the end of each calendar year, the accounts of the Operator relating to operations on the Property and the statement of operations, which shall include the statement of calculation of Royalty for the year last completed, shall be audited by the auditors of the Operator, at its expense. The royalty holder shall have 45 days after receipt of such statements to question the accuracy thereof in writing and, failing such objection, the statements shall be deemed to be correct and unimpeachable thereafter.


10. If the audited financial statements furnished pursuant to paragraph 9 disclose any overpayment of Royalty by the Operator during the year, the amount of the overpayment shall be deducted from future installments of Royalty payable hereunder.


11. If the audited financial statements furnished pursuant to paragraph 9 disclose any underpayment of Royalty by the Operator during the year, the amount thereof shall be paid to the royalty holder forthwith after determination thereof.


12. The Operator agrees to maintain, for each mining operation on the Property, up-to-date and complete records relating to the production and sale of minerals, ore, bullion and other product from the Property, including accounts, records, statements and returns relating to treatment and smelting arrangements of such product, and the royalty holder or its agents shall have the right at all reasonable times, including for a period of 12 months following the expiration or termination of this Agreement, to inspect such records, statements and returns and make copies thereof at its own expense for the purpose of verifying the amount of Royalty payments to be made by the Operator to the royalty holder pursuant hereto. The royalty holder shall have the right, at its own expense, to have such accounts audited by independent auditors once each year.







EXHIBIT 7.1
AUDITORS CONSENT















INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Waterloo Ventures Inc. on Form SB-2 of our Auditors' Report, dated September 20, 2002, on the balance sheet of Waterloo Ventures Inc. as at August 31, 2002, and the related statement of loss and deficit accumulated during the exploration stage, statement of cash flows and statement of stockholders' equity for the period from inception on June 18, 2002 to August 31, 2002.

In  addition,  we  consent to the reference to us under  the  heading
"Interests   Of  Named  Experts  And  Counsel"  in  the  Registration
Statement.




Vancouver, Canada
"Morgan & Company"

September 24, 2002
Chartered Accountants










Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.
                             Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on September 27, 2002.

                         Waterloo Ventures Inc.

                         By:/s/ Marshall Bertram
                              ------------------------------
                              Marshall Bertram, President


                          Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Marshall Bertram, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE               CAPACITY IN WHICH SIGNED          DATE

/S/  Marshall Bertram   President, Chief Executive     September  27,2002
----------------------- Officer and director
Marshall Bertram


/s/  Barry  Whelan       Secretary, Treasurer,Chief    September  27,2002
-----------------------Financial Officer and Director
Barry Whelan